                            STOCKHOLDERS' AGREEMENT

                                 by and among

                           KOPPERS INDUSTRIES, INC.,

                         SARATOGA PARTNERS, III, L.P.

                                      and

                           THE MANAGEMENT INVESTORS


                         Dated as of December 1, 1997

                            STOCKHOLDERS' AGREEMENT

                               Table of Contents
                               -----------------

                                                                            Page
                                                                            ----
 1.  Certain Definitions..................................................     2
     -------------------

 2.  Corporate Governance.................................................     2
     --------------------
     2.1.   Board of Directors............................................     2
            ------------------
     2.2.   Officers of the Company.......................................     5
            -----------------------
     2.3.   Representatives of the Management Investors...................     6
            -------------------------------------------
     2.4.   Supermajority Vote Requirement................................     7
            ------------------------------
     2.5.   No Recourse...................................................    11
            -----------

 3.  Transfers of Shares..................................................    11
     -------------------
     3.1.   Legends; Shares Subject to this Agreement.....................    11
            -----------------------------------------
     3.2.   Certain Restrictions..........................................    12
            --------------------
     3.3.   Transfer to Other Stockholders or to Transferees;
            -------------------------------------------------
            Purchase Right................................................    13
            --------------
     3.4.   Form of Consideration for Shares..............................    15
            --------------------------------

 4.  Involuntary Transfer of Shares.......................................    15
     ------------------------------
     4.1.   Certain Involuntary Transfers; Seller's Notice................    15
            ----------------------------------------------
     4.2.   Right to Repurchase...........................................    15
            -------------------
     4.3.   Purchase Price................................................    15
            --------------

 5.  Retirement of Shares Purchased by the Company........................    16
     ---------------------------------------------

 6.  Closing..............................................................    16
     -------
     6.1.   Closing.......................................................    16
            -------
     6.2.   Deliveries at Closing; Method of Payment of Purchase Price....    16
            ----------------------------------------------------------

 7.  Sales of Management Investors' Voting Shares on Termination of
     --------------------------------------------------------------
     Employment...........................................................    16
     ----------
     7.1.   Sales Upon Termination........................................    16
            ----------------------

 8.  Other Purchases and Sales of Shares..................................    19
     -------------------------------------------------
     8.1    Option to Purchase............................................    19
            ------------------
     8.2    Initial Redemption............................................    19
            ------------------
     8.3    Annual Redemption.............................................    19
            -----------------

 9.  Certain Rights.......................................................    20
     --------------
     9.1.   "Piggy Back" Registration.....................................    20
            -------------------------
     9.2.   Required Registrations........................................    20
            ----------------------
     9.3.   Expenses......................................................    20
            --------
     9.4.   Preemptive Rights.............................................    21
            -----------------
     9.5    Bring Along Rights............................................    21
            ------------------

10.  Arbitration..........................................................    21
     -----------
     10.1.  Dispute Resolution............................................    21
            ------------------
     10.2.  Arbitration Procedures........................................    21
            ----------------------

                                                                            Page
                                                                            ----
11.  Miscellaneous........................................................    22
     -------------
     11.1.  Pension Matters...............................................    22
            ---------------
     11.2.  Lock-up Agreements............................................    22
            ------------------
     11.3.  Option........................................................    23
            ------
     11.4.  Negotiation...................................................    23
            -----------
     11.5.  Endorsement of Stock Certificates.............................    23
            ---------------------------------
     11.6.  Term..........................................................    23
            ----
     11.7.  Injunctive Relief.............................................    24
            -----------------
     11.9.  Administration................................................    25
            --------------
     11.10. Successors and Assigns........................................    25
            ----------------------
     11.11. Company Information...........................................    25
            -------------------
     11.12. Governing Law.................................................    26
            -------------
     11.13. Headings......................................................    26
            --------
     11.14. Entire Agreement; Amendment...................................    26
            ---------------------------
     11.15. No Waiver.....................................................    26
            ---------
     11.16. Consent to Jurisdiction.......................................    26
            -----------------------
     11.17. Inspection....................................................    27
            ----------
     11.18. Counterparts..................................................    27
            ------------

SCHEDULE I  MANAGEMENT INVESTORS
            --------------------

SCHEDULE II DEFINITIONS
            -----------

EXHIBIT A   ARTICLES OF INCORPORATION
            -------------------------

EXHIBIT B   BY-LAWS
            -------

EXHIBIT C   EXCHANGE AGREEMENT/CERTIFICATE OF DESIGNATION -
            -----------------------------------------------
            SERIES A CONVERTIBLE PREFERRED STOCK
            ------------------------------------

EXHIBIT D   FORM OF EMPLOYMENT CONTRACT
            ---------------------------

                            STOCKHOLDERS' AGREEMENT
                            -----------------------

     AGREEMENT dated as of December 1, 1997, by and among Koppers Industries, Inc., a Pennsylvania corporation (the "Company"), Saratoga Partners III, L.P., a Delaware limited partnership ("Saratoga"), and each individual listed on
Schedule I hereto (each such individual is referred to as a "Management Investor" and all such individuals are sometimes referred to as the "Management Investors"). Each of the parties hereto (other than the Company) and any other person who shall hereafter become a party to or agree to be bound by the terms of this Agreement is sometimes hereinafter referred to as a "Stockholder" and all of such parties are sometimes hereinafter referred to as the "Stockholders." Each of the parties hereto, and any other person who shall hereafter become a party to or agree to be bound by the terms of this Agreement, who in any such case holds Voting Shares (as hereinafter defined) is sometimes hereinafter referred to as a "Voting Stockholder" and all such holders of Voting Shares are sometimes hereinafter referred to as the "Voting Stockholders." This Agreement shall become effective (the "Effective Date") as of the date first written above.

     As of the Effective Date, the Company will have an authorized capital stock consisting of 37,000,000 shares of voting common stock, $.01 par value, 3,000,000 shares of non-voting common stock, $.01 par value (the voting common stock together with the non-voting common stock is hereinafter referred to as the "Common Shares"), and 10,000,000 shares of Preferred Stock, $.01 par value (the "Preferred Shares") of which 2,500,000 shares have been designated Senior Convertible Preferred Shares in accordance with the terms set forth in Exhibit C (the "Senior Convertible Preferred Shares"). The Voting Shares and the non-voting shares are sometimes collectively referred to herein as the "Shares."
The voting common stock and the Senior Convertible Preferred Shares are sometimes collectively referred to as the "Voting Shares".

     Upon the Effective Date, assuming the conversion of all Common Shares held by Saratoga into Senior Convertible Preferred Shares pursuant to the terms of the Exchange Agreement, a copy of which is attached hereto as Exhibit C, the approximate holdings of Saratoga and the Management Investors as a group, will be as follows:


                                                          Percentage
Stockholder              Number and Class of Shares        of Class
-----------            ------------------------------   --------------
Saratoga               2,145,624  Senior Convertible
                                  Preferred Shares           100%

Management    approx.  1,429,183  Voting Shares              100%
Investors     -------


     The parties hereto deem it in their best interests and in the best interest of the Company to provide consistent and uniform management for the Company and to regulate certain of their rights in connection with their interests in the Company, and desire to enter into this Agreement in order to effectuate those purposes.

     The parties hereto also desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the Shares, including issued and outstanding Shares as well as Shares which may be issued hereafter, or which may become issuable pursuant to the exercise of options or warrants granted hereafter, and to provide for certain rights and obligations with respect thereto as hereinafter provided.

     Accordingly, in consideration of the premises and of the terms and conditions herein contained, the parties hereto mutually agree as follows:

1.  Certain Definitions.  In addition to the terms defined elsewhere herein,
    -------------------
for purposes of this Agreement the capitalized words set forth in Schedule II attached hereto and incorporated herein by reference shall have the meanings set forth in Schedule II, unless otherwise defined herein or the context otherwise clearly requires.

2.  Corporate Governance.
    --------------------

    2.1.  Board of Directors.
          ------------------

          (a)  Number of Directors.  The Company shall be governed by a board of
               -------------------
directors (the "Board of Directors") which, as of the Effective Date, shall initially consist of six members. Except as provided in Section 2.1(c), the number of directors may not be increased or decreased except as provided herein and in the Company's Restated Articles of Incorporation and By-Laws, copies of which are attached hereto as Exhibits A and B, respectively.

          (b)  Nomination of Directors.  It is the intention of the parties that
               -----------------------
Saratoga remain in a majority position with respect to stock ownership and board representation. The following procedures shall govern the nomination of directors of the Company:

               (i) Two directors of the Board of Directors (the "Saratoga Directors") shall be nominated by Saratoga; provided, however, that Saratoga shall be entitled to nominate a majority of the directors to the Board of Directors so long as it and any of its Permitted Transferees (as hereinafter defined);(a) continue to hold a majority of the Voting Shares or, (b) if Saratoga does not alienate any of its stock and becomes diluted below 50% Saratoga shall continue to have the right to elect a majority of the Board of Directors, or (c) if Saratoga does alienate a portion of its stock, and as a result of such alienation its shareholdings are not less than 52%, and Saratoga subsequently becomes diluted below 50%, Saratoga shall continue to have the right to elect a majority of the Board of Directors. During any period when Saratoga owns less than 52 percent (52%) it cannot redeem any shares. If at any time Saratoga no longer holds a majority of the Voting Shares, other than as a result of a sale of Voting Shares to a third party, Saratoga shall have the option to purchase such number of additional Preferred Shares as is necessary to increase its shareholding to 52 percent (52%) of the Voting Shares. Any purchase pursuant to this Section 2.1(b)(i) shall be at the then current Fair Value.

               (ii) Two directors of the Board of Directors (the "Management Directors") shall be nominated by the Representatives of the Management Investors (as hereinafter defined).

               (iii) One director of the Board of Directors shall be nominated by mutual agreement of Saratoga and the Representatives of the Management Investors, which director shall not be an employee of the Company (the "Independent Director").

               (iv) Any other director of the Board of Directors (a "Non-Designated Director") may be nominated by mutual agreement of Saratoga and the Management Investors.

          (c)  Initial Board of Directors.  The initial Board of Directors of
               --------------------------
the Company shall consist of six members as follows:


            Name of Director               Type of Nominee
            ----------------               ---------------
            N.H. Prater                    Independent Director
            Brooks C. Wilson               Non-Designated
                                           Director
            Robert K. Wagner               Management Director
            Clayton A. Sweeney             Management Director
            Christian L. Oberbeck          Saratoga Director
                                           Saratoga Director
            ---------------------

each of whom shall hold his office until his successor shall have been elected and qualified. As provided in Section 2.1(b)(i) hereof, Saratoga shall be entitled to nominate a majority of the Board of Directors any time, and in such event, the number of directors shall be increased accordingly.

          (d)  Removal of Directors.  Except as otherwise provided in this
               --------------------
Section 2.1(d) or in Section 2.1(e), each Voting Stockholder agrees not to take any action to remove, with or without cause, any director of the Company. Notwithstanding the foregoing:

               (i) if any director would no longer be entitled to be nominated as a director pursuant to Section 2.1(b) because the person who originally nominated such director would no longer be entitled to nominate directors, such director shall resign immediately or be subject to removal by a vote of the Voting Stockholders, and in such event, except as provided in
      Section 2.1(g), the number of directors shall be reduced by the number of directors resigning or removed,

               (ii) each of Saratoga and the Representatives of the Management Investors shall at all times have the right to recommend the removal, with or without cause, of, respectively, the Saratoga Directors and the Management Directors,

               (iii) the Independent Director may be recommended for removal, with or without cause, at any time by mutual agreement of Saratoga and the Representatives of the Management Investors, and

               (iv) any Non-Designated Director may be recommended for removal, with or without cause, at any time by either Saratoga or the Representatives of the Management Investors.

If a director shall fail to resign as required by clause (i) above or if the removal of any director is recommended as provided by clause (ii), (iii) or (iv) above, then the Voting Stockholders immediately shall cause a special meeting of Stockholders to be held, or shall act by written consent without a meeting, for the purpose of removing such director, and each Voting Stockholder agrees to vote all his Voting Shares, or to execute a written consent in respect of all such Voting Shares, in favor of such removal.

          (e) Vacancies.  Any time a vacancy is created on the Board of
              ---------
Directors of the Company by the death, removal or resignation of any of the directors nominated pursuant to clause (i) or (ii) of Section 2.1(b), no action shall be taken (except as provided in this Section 2.1(e)) by the Board of Directors of the Company until such time as each such Board is reconstituted with the appropriate number of such directors; provided that action may be taken by the Board of Directors so long as (i) the Voting Stockholder entitled to fill such vacancy pursuant to Section 2.1(b) is given all notices and the right to participate in any action to the same extent to which a director of the Company would be entitled and (ii) the action is approved by the same number of directors as would be required to approve such action if all vacancies on such Board were filled. If a vacancy is created on the Board of Directors by reason of the death, removal (in accordance with Section 2.1(d) above) or resignation of any one of the directors, the remaining directors shall meet within 30 days after the date such vacancy occurs for the purpose of electing a director to fill such vacancy in accordance with the nomination procedures set forth in
Section 2.1(b) above and pursuant to the nomination or nominations made by Saratoga and/or the Representatives of the Management Investors, as the case may be. If the appropriate party or parties fail to nominate a director to fill any such vacancy within such 30-day period or if the remaining directors fill such vacancy otherwise than in accordance with the nomination procedures set forth in
Section 2.1(b) above, the Voting Stockholders shall immediately cause a special meeting of stockholders to be called, or shall act by written consent without a meeting, for the purpose of filling such vacancy and each Voting Stockholder agrees to vote all his Voting Shares, or to execute a written consent in respect of all such Voting Shares, as the case may be, in favor of removing, if necessary, any director elected to fill such vacancy otherwise than in accordance with Section 2.1(b) and this Section 2.1(e) and filling such vacancy in accordance with the nomination procedures in Section 2.1(b) above.

          (f) Covenant to Vote.  Each of the Voting Stockholders agrees to vote,
              ----------------
in person or by proxy, all of the Voting Shares owned or controlled by such Voting Stockholder, at any annual or special meeting of stockholders of the Company called for the purpose of voting on the election of directors or by consensual action of stockholders without a meeting with respect to the election of directors, in favor of the election of the directors nominated in accordance with Section 2.1(b) or 2.1(e) hereof. Each Voting Stockholder shall vote the Voting Shares owned by such Voting Stockholder and shall take all other actions necessary to ensure that the Company's Articles of Incorporation and By-Laws do not at any time conflict with the provisions of this Agreement.

          (g) Transfer of Right to Nominate.  In the event that Saratoga
              -----------------------------
transfers to any person or group (other than a Permitted Transferee), in accordance with the provisions of this Agreement, Shares constituting a majority of the Voting Shares then outstanding, such person or group shall succeed to the rights of Saratoga under this Section 2.1(b)(i) and Section 2.4, and to transfer such rights, pursuant to, and subject to all the terms and conditions of, this Section 2.1 and Section 2.4.

          (h) Notice of Meetings.  Each director of the Company shall be given
              ------------------
at least ten days' notice of any regular meeting of the Board of Directors or any committee thereof of which he is a member and at least fourteen days' notice of any special meeting of the Board of Directors of the Company or any such committee thereof; provided that notice to any director may be waived in writing by such director either before or after the meeting.

          (i) Quorum.  No action shall be taken at any meeting of the Board of
              ------
Directors of the Company or any committee thereof, except for the adjournment of such meeting, unless at least one director nominated by each of the Voting Stockholders entitled to nominate directors pursuant to Section 2.1(b) shall be present; provided, however, that such presence shall be deemed satisfied as to
         --------  -------
any director if the Company shall have given such director the notice required by Section 2.1(h) and shall have complied with such requests as may be reasonably made by such director or the Voting Stockholder that nominated such director to permit the presence of such director at such meeting. For purposes of the foregoing, any director may be present at any meeting in person, by means of telephone or similar communication equipment by means of which each person participating in the meeting can hear and speak to each other or, to the extent permitted under applicable law, by proxy or by nominee director.

     2.2.  Officers of the Company.  Each of the Voting Stockholders agrees
           -----------------------
as of the Effective Date to cause the Board of Directors of the Company to appoint the following persons as officers of the

Company in the following positions (to the extent they do not already hold such positions):


      Name                   Office
      ----                   ------
      Robert K. Wagner       Chairman and Chief Executive Officer

      Joseph E. Boan         Vice President, Human Resources

      Randall D. Collins     Vice President and Secretary

      Donald E. Davis        Vice President and Chief Financial Officer

      William R. Donley      Vice President and General Manager,
                             Utility & Construction Products

      Thomas D. Loadman      Vice President and General Manager,
                             Railroad Products & Services

      M. Claire Schaming     Treasurer and Assistant Secretary

      Walter W. Turner       Vice President and General Manager,
                             Carbon Materials & Chemicals

      Robert H. Wombles      Vice President, Technology

If any of such officers are unable to serve, or cease for any reason to be an officer of the Company, their successors shall be appointed by the Board of Directors of the Company.

     Upon the execution of this Agreement, the Company will enter into employment agreements with each of the officers of the Company, other than Robert K. Wagner, in the form attached hereto as Exhibit D.

     2.3.  Representatives of the Management Investors.  Each of the
           -------------------------------------------
Management Investors hereby appoints Robert K. Wagner and Clayton A. Sweeney as their representatives (such persons and any successors or replacements as provided in this Section 2.3, are referred to herein as the "Representatives of the Management Investors") for purposes of this Agreement and hereby grants to the Representatives of the Management Investors, and each of them, an irrevocable proxy for the term of this Agreement to vote (or execute consents with respect to) all the Voting Shares owned by such Management Investor on any matter coming before the stockholders of the Company. In the event of any disagreement on any matter between the Representatives of the Management Investors, the decision of the Representative holding the most senior office with the Company shall be the decision of the Representatives of the Management Investors. Either or both of the Representatives of the Management Investors may be removed by the vote of the holders of at least three-fourths of the Voting Shares held by the Management Investors.

     At any time a vacancy is created with respect to either Representative of the Management Investors by reason of the death, removal or resignation of a Representative of the Management Investors, a special meeting of the Board of Directors of the Company shall be called as promptly as practicable after such vacancy is created for the purpose of filling such vacancy. Any such vacancy shall be filled by the election by the Board of Directors of the Company of a Management Investor who is an employee of the Company and one of the ten largest holders of Voting Shares among the Management Investors who are employees of the Company. If there shall be no such Management Investors willing to act as a Representative of the Management Investors, the Board of Directors may fill such vacancy with any other person; provided that such person may be removed as a Representative of the Management Investors by the vote of the holders of at least a majority of the Voting Shares held by the Management Investors.

     2.4.  Supermajority Vote Requirement.  Without either (A) the prior
           ------------------------------
affirmative vote of at least a number of voting members of the Board of Directors of the Company equal to (x) a majority (i.e., more than 50%) of the
                                                  ----
number of directors of the Company as last fixed pursuant to the provisions of the By-Laws of the Company (a "Majority of the Directors"), plus (y) one director (the vote required pursuant to the foregoing being sometimes referred to herein as a "Supermajority Vote"), or (B) the prior unanimous affirmative vote of a committee of the Board of Directors of the Company where such committee is established, the authority delegated and the members of the committee selected by a Supermajority Vote (as described in clause (A) of this Section 2.4) and in respect of which all matters to be voted upon are within the authority delegated to such committee, the Company shall not, and the Voting Stockholders shall use their respective best efforts not to permit the Company to take any action described in this Section 2.4. For purposes of this Section
2.4 only, for so long as the Board of Directors consists of six members, and two members are nominated by Saratoga and two members are nominated by the Management Investors and the remaining two members are Independent or Non-Designated Directors, each of the Saratoga nominees shall be entitled to two and one-half votes (or if there shall be only one Saratoga director, such director shall have five votes) and each of the remaining directors shall be entitled to one vote, and the Supermajority Vote shall be six votes. For purposes of this
Section 2.4 only, if Saratoga elects to nominate a majority of the Board of Directors pursuant to Section 2.1(b)(i) hereof, each director shall be entitled to one vote to:

           (a) issue or sell any shares of, or permit any of its Subsidiaries (as hereinafter defined) to issue or sell any shares of, any class or series of capital stock of the Company or such Subsidiary, or any securities convertible into, or exercisable or exchangeable for, any shares of any class or series of capital stock of the Company or such Subsidiary, other than (i) employee stock options or restricted stock issued pursuant to a plan approved by a Supermajority Vote (an "Approved Plan"), (ii) Shares issued upon exercise of employee stock options granted pursuant to the Koppers Industries 1997 Stock Option Plan or an Approved Plan,(iii) issuances of voting common stock upon conversion of Senior Convertible Preferred Shares and (iv) other issuances expressly provided for in this Agreement. As used herein, "Subsidiary" means any corporation, partnership or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors (or other persons performing similar functions) are at the relevant time directly or indirectly owned by the Company;

           (b) declare, set aside or pay any dividend or other distribution, or permit any Subsidiary of the Company to declare, set aside or pay any dividend or other distribution, on any shares of any class or series of capital stock of the Company or such Subsidiary (other than pursuant to the terms of any outstanding series of Preferred Stock and other than, in the case of any such Subsidiary, any dividends or distributions to the Company or a wholly owned Subsidiary thereof);

           (c) purchase, redeem, retire or otherwise acquire, or set aside any assets or deposit any funds for the purchase, redemption, retirement or other acquisition of, any shares of any class or series of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, any shares of any class or series of capital stock of the Company, other than pursuant to Sections 7 or 8 hereof;

           (d) directly or indirectly, purchase or otherwise acquire, in one transaction or a series of related transactions (other than purchases of inventory in the ordinary course of business), any business or assets for a purchase price (including in such purchase price the Fair Market Value (as defined below) of any non-cash consideration) in excess of 30% of the consolidated assets of the Company and its Consolidated Subsidiaries (as defined below), computed in accordance with generally accepted accounting principles, consistently applied, and determined on the basis of the most recently available quarterly or year-end consolidated financial statements of the Company and its Consolidated Subsidiaries without giving effect to such purchase or other acquisition. The "Fair Market Value" of any business or assets means the fair market value of such business or assets, as determined by a Supermajority Vote of the Board of Directors of the Company in good faith. "Consolidated Subsidiaries" means, as of any date, any corporation, partnership or other entity the accounts of which would, in accordance with generally accepted accounting principles, consistently applied, be consolidated with those of the Company in its consolidated financial statements as of such date;

           (e) directly or indirectly, sell, lease, assign or otherwise transfer or dispose of, in one transaction or a series of related transactions (other than sales of inventory in the ordinary course of business), any business or assets having a Fair Market Value (in the case of an arm's-length transaction, such Fair Market Value to be determined by reference to the purchase price therefor) in excess of 30% of the consolidated assets of the Company and its Consolidated Subsidiaries computed in accordance with generally accepted accounting principles, consistently applied, and determined on the basis of the most recently available quarterly or year-end consolidated financial statements of the Company and its Consolidated Subsidiaries without giving effect to such sale, lease, assignment or other transfer;

           (f) enter into any agreement, or adopt any resolution, or permit any Subsidiary of the Company to enter into any agreement or adopt any resolution, in respect of (i) any merger of the Company or such Subsidiary with or into any other corporation, partnership or other entity, (ii) any consolidation of the Company or such Subsidiary with any other corporation, partnership or other entity (other than with the Company or a wholly owned Subsidiary of the Company), (iii) any transaction or series of related transactions in which the Company shall sell or otherwise transfer all or substantially all of the Company's business, property or assets or (iv) any dissolution or liquidation of the Company;

           (g) directly or indirectly, effect any reclassification of securities (including any reverse stock split), or recapitalization of the Company;

           (h) make, or permit any of its Subsidiaries to make, directly or indirectly, during any fiscal year, any expenditures or commitments for fixed or capital assets in excess of $25 million over the amount set forth in the Capital Budget for such fiscal year. The "Capital Budget" for any fiscal year shall mean a capital budget for such fiscal year prepared by the management of the Company and approved by a Supermajority Vote on or prior to the first day of such fiscal year;

           (i) amend, modify, alter or repeal its Articles of Incorporation or By-Laws in any respect whatever;

           (j) incur or assume, or permit any of its Subsidiaries to incur or assume, any Debt not reflected on the balance sheet of the Company and its Subsidiaries as of the Effective Date which is more than $10 million in aggregate amount, other than (x) Debt incurred pursuant to the Bank Credit Agreement (the "Bank Credit Agreement") to be entered into by the Company with Swiss Bank and Mellon Bank, N.A. and the issuance of

     $175 million of high yield debt in connection with the transactions contemplated by the refinancing of the existing 8 1/2% senior notes and bank credit agreement with Mellon Bank, N.A. (the "Refinancing")and (y) refinancings of Debt referred to in the preceding clause (x). "Debt" of any person means at any date, without duplication, (i) all indebtedness of such person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations of such person to pay the deferred and unpaid purchase price of property or services, (v) all Capital Lease Obligations of such person, (vi) all Debt of others secured by a Lien on any asset of such person, whether or not such Debt is assumed by such person, and (vii) all Debt of others guaranteed by such person. The amount of Debt of the Company and its Subsidiaries at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such contingent obligations at such date. "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest). "Capital Lease Obligations" of any person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such person prepared in accordance with generally accepted accounting principles, consistently applied; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. "Guarantee" by any person means any obligation, contingent or otherwise, of such person directly or indirectly guaranteeing any Debt or other obligation of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other person (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not
                                    --------
     include endorsements for collection or deposit in the ordinary course of business;

           (k) except pursuant to this Agreement, grant to any person or entity any contractual or other right to the Company's cooperation or assistance, or cooperate with or assist any person or entity, in registering any shares of any class or series of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, any shares of any class or series of capital stock of the Company pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or any other state, federal or other securities laws;

           (l) enter into, or permit any Subsidiary to enter into, any transaction with an Affiliate (as hereinafter defined) of the Company other than (i) the employment by the Company or any Subsidiary of an Affiliate as a director, officer or other employee for commercially reasonable compensation, (ii) the repurchase and sale or resale of Shares pursuant to Sections 7 or 8 hereof, (iii) the registration of Shares pursuant to the terms of Section 9 hereof,(iv) transactions contemplated by the Advisory Services Agreement between Saratoga and the Company of even date herewith, and (v) any other transaction in the ordinary course of business and on terms no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm's-length transaction; provided, however, that
                                                        --------  -------
     any director nominated by a Stockholder who is, or whose Affiliate is, a party to a transaction requiring a Supermajority Vote pursuant to this
     Section 2.4(l) shall not be permitted to vote on such transaction, and the number of votes required for a Supermajority Vote will be computed as if the Board of Directors did not include such director or directors;

           (m) adopt any new employee stock option plans; it being understood that the Stockholders have agreed to use their best efforts to adopt a new Approved Plan covering up to 15% of the Voting Shares of the Company on a fully diluted basis;

           (n)  extend the term of this Agreement, or;

           (o) amend or modify on behalf of the Company the terms, provisions or conditions of this Agreement.

     2.5.  No Recourse.  The requirement of a Supermajority Vote as set forth
           -----------
in Section 2.4 hereof shall inure solely to the benefit of, and be enforceable solely by, the Voting Stockholders. No other person shall have any claim against the Company, its Subsidiaries or any Voting Stockholder for taking action that fails to comply with such Supermajority Vote requirement but that is otherwise in accordance with law and any agreements or other instruments by which they are bound.

3.   Transfers of Shares.
     -------------------

     3.1.  Legends; Shares Subject to this Agreement.  Unless otherwise
           -----------------------------------------
expressly provided herein, no Stockholder shall sell, assign, pledge, encumber or otherwise transfer any Shares to any person (regardless of the manner in which such Stockholder initially acquired such Shares) nor shall the Company issue, sell or otherwise transfer any Shares to any person (all persons acquiring Shares from a Stockholder or from the Company, regardless of the method of transfer, shall be referred to collectively as "Transferees" and individually as a "Transferee") unless (i) such Shares bear legends as provided in Section 11.5 and (ii) such Transferee shall have executed and delivered to the Company, as a condition precedent to any acquisition of such Shares, an instrument in form and substance reasonably satisfactory to the Company confirming that such Transferee agrees to become a party to this Agreement and takes such Shares subject to all the terms and conditions of this Agreement; provided that the provisions of this Section 3.1 shall not apply in respect of a
--------
sale of Shares included in a registered public offering under the Securities Act and the rules and regulations promulgated thereunder. The Company shall not transfer upon its books any Shares to any person except in accordance with this Agreement.

     3.2.  Certain Restrictions. (a) Notwithstanding anything to the contrary
           --------------------
set forth herein, no Stockholder or Transferee shall directly or indirectly sell, assign, pledge, encumber, hypothecate or otherwise transfer any Shares, unless any such sale, assignment, pledge, encumbrance, hypothecation or other transfer shall have been effected in accordance with the terms of this Agreement.

          (b) No Stockholder shall sell, assign, pledge, encumber, hypothecate or otherwise transfer any Shares at any time if such action would constitute a violation of any federal or state securities or blue sky laws or a breach of the conditions to any exemption from registration of Shares under any such laws or a breach of any undertaking or agreement of such Stockholder entered into pursuant to such laws or in connection with obtaining an exemption thereunder. Each Stockholder agrees that any Shares to be purchased by such Stockholder shall bear appropriate legends restricting the sale or other transfer of such stock in accordance with applicable federal and state securities or blue sky laws.

          (c) Except for the proxies granted by the Management Investors to the Representatives of the Management Investors pursuant to this Agreement or proxies granted to Saratoga by holders of Senior Convertible Preferred Shares and shares of voting common stock issued upon conversion thereof, no Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to any Shares nor shall any Stockholder enter into any stockholder agreements or arrangements of any kind with any person with respect to any Shares inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with other Stockholders or holders of Shares who are not parties to this Agreement), including agreements or arrangements with respect to the acquisition, disposition or voting (if applicable) of any Shares, nor shall any Stockholder act, for any reason, as a member of a group or in concert with any other persons in connection with the acquisition, disposition or voting (if applicable) of any Shares in any manner which is inconsistent with the provisions of this Agreement.

          (d) None of the restrictions contained in this Agreement with respect to transfers of Shares (other than those set forth in Sections 3.1, 3.2(a) and 3.2(b)) shall apply, with respect to a corporate or partnership Stockholder, to transfers of Shares to any affiliate (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) thereof (an "Affiliate"). Any such Affiliate Transferee shall be considered a "Permitted Transferee" for purposes of this Agreement. Such Affiliate Transferee shall agree that it will not cease to be an Affiliate of such transferor Stockholder unless, prior to ceasing to be such an Affiliate, such Affiliate Transferee transfers to such Stockholder or an Affiliate thereof all the Shares owned by it.

          (e) A Stockholder shall be entitled to pledge such Stockholder's Shares to an Affiliate of such Stockholder or to a commercial bank, savings and loan institution or any other lending institution as security for any indebtedness of such Stockholder or the Company to such lender; provided that,
                                                                --------
prior to any such pledge, the pledgee shall deliver to the Company its written agreement, in form and substance satisfactory to the Company, that such pledgee shall agree to be bound by all the terms of this Agreement with respect to the Shares so pledged.

          (f) The provisions of Section 3.3 of this Agreement shall not apply to transfers of Shares by any Transferee unaffiliated with any Stockholder, which Shares were acquired pursuant to the terms of this Agreement from a Stockholder or from a subsequent Transferee of such Stockholder; provided that
                                                                 --------
any such Transferee (if such Transferee is or is required to become a party to this Agreement) agrees to take such Shares, and any transfer of such Shares by such Transferee shall be, subject to all the other provisions of this Agreement.

          (g) The provisions of Section 3.3 of this Agreement shall not apply to transfers of Shares by a Management Investor to any employee of the Company; provided that any such purchaser of Shares agrees to take such Shares subject to
--------
all of the other provisions of this Agreement.

          (h) The provisions of Sections 3.1 and 3.3 of this Agreement shall not apply to any transfer of Shares by a Management Investor to the Management Investor and his/her spouse jointly; provided, that the spouse acquiring an
                                     --------
interest in the Shares shall agree to be bound by the provisions of this Agreement.

     3.3.  Transfer to Other Stockholders or to Transferees; Purchase Right.
           ----------------------------------------------------------------
(a) Except as provided in Sections 3.2(d), (e),

(f), (g) and (h), any Stockholder (the "Selling Stockholder") who desires to sell or otherwise transfer any Shares, other than pursuant to or after a registered public offering under the Securities Act, shall first give written notice (a "Seller's Notice") to the Company, and to the Representatives of the Management Investors on behalf of the Management Investors as a group and to any other Stockholders (collectively, the "Offeree Stockholders"), stating (i) the Selling Stockholder's desire to make such transfer, (ii) the number of Shares to be transferred (the "Offered Shares"), and (iii) the total consideration which the Selling Stockholder proposes to be paid for the Offered Shares including the cash price and any other consideration and terms proposed for the sale of such Offered Shares (the "First Offer Price").

          (b) Upon receipt of the Seller's Notice (the "First Offer"), the Company and the Management Investors shall have the irrevocable and exclusive option to purchase up to all of the Offered Shares at the First Offer Price. The Company or the Management Investors must provide a written notice to the Selling Stockholder, with copies to all Offeree Stockholders, given within 30 days from the date of the Seller's Notice if the Company or the Management Investors intend to purchase Offered Shares pursuant to this Section 3.3.

          (c) If the Company or the Management Investors do not exercise their irrevocable and exclusive option to purchase the Offered Shares, or if the Company and/or the Management Investors exercise their option to purchase less than all the Offered Shares, then the Selling Stockholder shall be free, for a period of 90 days from the earlier of (i) the 30th day following the date of the Seller's Notice or (ii) the date the Selling Stockholder shall have received written notice from the Company and the Management Investors stating their intention not to exercise the options granted under Sections 3.3(b) and
(c), to sell the Offered Shares to any third party Transferee for total consideration, including cash purchase price equal to or greater than 95% of the First Offer Price; provided that the Transferee complies with the provisions of
                   --------
Section 3.1 of this Agreement (including such Transferee's agreement to become a party to and be bound by the terms of this Agreement).

          (d) If the proposed purchase price for the Offered Shares is equal to or greater than 95% of the First Offer Price or the terms of a transfer of the Offered Shares are less favorable than those set forth in the Sellers Notice, the Selling Stockholder shall not sell or otherwise transfer any of the Offered Shares unless the Selling Stockholder shall first reoffer the Offered Shares at such lesser price and terms to the Company and the Management Investors by giving written notice (the "Reoffer Notice") thereto, stating the Selling Stockholder's intention to make such transfer at such lower price (the "Reoffer Price").

          (e) Upon receipt of the Reoffer Notice (the "First Reoffer"), the Company and the Management Investors shall have the irrevocable and exclusive option to purchase up to all of the Offered Shares at the Reoffer Price. The Company or the Management Investors must provide a written notice to the Selling Stockholder, with copies to all Offeree Stockholders, given within 15 days from the date of the Reoffer Notice if it intends to purchase Offered Shares pursuant to this Section 3.3.

          (f) If the Company or the Management Investors do not exercise their irrevocable and exclusive option to purchase the Offered Shares, or if the Company and/or the Management Investors exercise their option to purchase less than all the Offered Shares, then the Selling Stockholder shall be free, for a period of 90 days from the earlier of (i) the 15th day following the date of the Reoffer Notice or (ii) the date the Selling Stockholder shall have received written notice from the Company and the Management Investors stating their intention not to exercise the options granted under Sections 3.3(d) and (e), to sell the Offered Shares to any third party Transferee at a price (and terms) equal to or greater than the Reoffer Price; provided that the Transferee
                                            --------
complies with the provisions of Section 3.1 of this Agreement (including such Transferee's agreement to become a party to and be bound by the terms of this Agreement).

     3.4.  Form of Consideration for Shares.  No offer to purchase Shares
           --------------------------------
under any section of this Section 3 shall be deemed to be valid unless (i) the purchase price for such Shares is payable in cash, marketable securities that can be readily valued by reference to quoted trading prices or installment notes, (ii) all Stockholders entitled to sell any Shares pursuant to such offer are offered the same form of consideration for their Shares and (iii) if installment notes comprise all or part of the consideration for such purchase, the offeror offers all Stockholders entitled to sell any Shares pursuant to such offer cash as an alternative to such installment notes. In determining whether consideration offered under any section of this Agreement is greater than, less than or equal to an Offer Price, Reoffer Price or the price offered pursuant to
Section 9.5, only the per Share value of the cash consideration or the marketable securities offered shall be considered.

     3.5  Transfer by Management Investors.  No Management Investor shall sell
          --------------------------------
or otherwise transfer any Shares other than (a) to the Company, (b) to another Management Investor in accordance with Section 3.2(g) of this Agreement, (c) to such Management Investor's spouse in accordance with Section 3.2(h) of this Agreement, (d) to a Buyer pursuant to Section 9.5 of this Agreement or (e) in connection with an involuntary transfer in accordance with Section 4 of this Agreement.

4.   Involuntary Transfer of Shares.
     ------------------------------

     4.1.  Certain Involuntary Transfers; Seller's Notice.  If a Stockholder
           ----------------------------------------------
shall involuntarily transfer directly or indirectly any or all of his Shares such Stockholder shall give written notice within 30 days of such involuntary transfer to the Company and the other Stockholders, with a copy to the Transferee, stating the fact that the involuntary transfer occurred, the reason therefor, the date of the transfer, the name and address of the Transferee and the number of Shares acquired by the Transferee.

     4.2.  Right to Repurchase.  For a period of 60 days from the date the
           -------------------
Company sends written notice to the Transferee that the transfer is deemed to be an involuntary transfer subject to repurchase under this Agreement, the Company shall have the irrevocable and exclusive option to buy all of the Shares.

     4.3.  Purchase Price.  The purchase price for Shares purchased pursuant
           --------------
to Section 4.2 shall be equal to the lesser of (i) the price which the involuntary Transferee paid for the Offered Shares, (ii) Adjusted Book Value (as such term is hereinafter defined). Adjusted Book Value shall be determined by the Company using accounting principles then in effect and as applied by the Company and shall be accompanied by a letter from the Company's independent accountants stating that the calculations made by the Company have been made in accordance with the applicable provisions of this Agreement.


5.   Retirement of Shares Purchased by the Company.
     ---------------------------------------------

     Any Shares purchased by the Company from a Stockholder or such Stockholder's personal representative, estate or heirs or Permitted Transferees pursuant to this Agreement shall be retired and canceled; provided, however,
                                                          ------------------
that any Voting Shares purchased by the Company from a Management Investor may be resold to other employees or Directors of the Company or its Subsidiaries who concurrently therewith are or become a party to this Agreement as Management Investors.

6.   Closing.
     -------

     6.1.  Closing.  Any Selling Stockholder and the parties hereto who are
           -------
purchasing any of the Offered Shares pursuant to the foregoing provisions of this Agreement shall mutually determine a closing date (the "Closing Date") which shall not be more than ten business days, subject to any applicable regulatory waiting periods, after the date upon which a purchaser shall have the right to purchase Shares in accordance with this Agreement.

     6.2.  Deliveries at Closing; Method of Payment of Purchase Price.  On the
           ----------------------------------------------------------
Closing Date, any Selling Stockholder shall deliver certificates with appropriate transfer tax stamps affixed and with stock powers endorsed in blank, representing the Shares to be purchased by the persons exercising their options hereunder, each of whom shall deliver to such Selling Stockholder, by means of certified check payable in New York Clearing House funds, his or its portion of the purchase price which is payable in cash and his or its portion of the other consideration, if any, to be paid in exchange for such Shares. In addition, if the person selling

Shares is the personal representative of a deceased Stockholder, the personal representative shall also deliver to the purchaser or purchasers (i) copies of letters testamentary or letters of administration evidencing his appointment and qualification, (ii) a certificate issued by the Internal Revenue Service pursuant to Section 6325 of the Internal Revenue Code of 1986, as amended (the "Code"), discharging the Shares being sold from liens imposed by the Code and
(iii) an estate tax waiver issued by the state of the decedent's domicile.

7.   Sales of Management Investors' Voting Shares on Termination of Employment.
     --------------------------------------------------------------------------

     7.1.  Sales Upon Termination.  (a)  Upon a Management Investor's ceasing
           ----------------------
for any reason (a "Termination Event") to be employed by the Company or any of its Subsidiaries (whether due to such Management Investor's death, disability, termination for cause, involuntary termination, voluntary resignation or retirement, as such terms are hereinafter defined) (a "Terminated Investor"), subject to the provisions of Sections 7.1(b) through (d) hereof, the Company, in its sole discretion, may purchase and such Terminated Investor shall sell to the Company on one occasion all of the Voting Shares owned by such Terminated Investor, including any Voting Shares owned jointly by a Terminated Investor with his/her spouse pursuant to Section 3.2(h) hereof (the "Termination Shares"), at a price per Termination Share equal to the Termination Price.

     If the Company does not elect to purchase all of the Termination Shares of any given Terminated Investor upon the occurrence of a Termination Event, the Company shall purchase and each such Terminated Investor, subject to the provisions of Section 7.1(b) through (d) hereof, shall sell to the Company the Termination Shares owned by such Terminated Investor on the following terms. Twenty-five percent (25%) of the Termination Shares shall be tendered upon termination as provided in this Section 7.1, and the remaining Termination Shares shall be tendered in three (3) equal annual tenders on the anniversary date of the Termination Event. The Price per Termination Share for each installment shall be determined in accordance with one of the following alternative redemption options, to be chosen by the Terminated Investor:

either

          (i) The price per Termination Share for each installment shall be equal to the Termination Price that would be effective if the Terminated Investor had terminated employment on the anniversary date;

or

          (ii) The price per Termination Share for each tender shall be equal to the Termination Price in effect on the date of the Termination Event.

As used in this Agreement, the term "Termination Price" shall mean the Fair Value (as hereinafter defined) of the Termination Shares on the date of the Termination Event.

     The closing of the purchase of the Terminated Shares (the "Termination Closing") pursuant to this Section 7.1(a) shall take place at the principal offices of the Company on the date chosen by the Company which date shall not, except as otherwise provided in this Section 7, be more than sixty days after the occurrence of the Termination Event. At the Termination Closing, the Company shall deliver to the Terminated Investor against delivery of Duly Endorsed (as hereinafter defined) certificates representing such Termination Shares, free and clear of all Encumbrances (as hereinafter defined), a certified check or checks in the amount of the Termination Price and share certificates as required.

          (b)  Notwithstanding anything to the contrary contained in this
Section 7.1, the Company shall not be obligated to acquire any Termination Shares in exchange for a payment pursuant to Section 7.1(a) to the extent that,
(i) despite its ability to deliver all or any portion of the Termination Price in a Note, the acquisition thereof would violate any law, statute, order, writ, injunction, decree, rule, regulation, policy or guideline promulgated, or judgment entered, by any federal, state, local or foreign court or governmental authority applicable to the Company or any of its Subsidiaries, provided, that the Company shall use all legally permissible methods in the reduction of capital and, if the Board of Directors determines that the Company's assets (or a portion thereof) may be revalued without receipt of an appraisal, in the revaluation of assets in obtaining a legal source of funds, (ii) constitute or cause a breach or default (immediately or with notice or lapse of time or both) of any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets is bound, or (iii) other than Management Investors who retire (as such term is defined in a Koppers Industries Pension Plan) or who are involuntarily terminated, if Management Investors holding more than ten percent of the Shares owned by Management Investors terminate employment in any thirty day period, the Company may at its option delay its obligation to acquire shares pursuant to this Section 7.1 for a period of twelve months.

          (c) To the extent that the provisions of Section 7.1(b) limit but do not preclude the Company from acquiring any Termination Shares in exchange for a payment, the Company shall purchase such Termination Shares on the date specified in Section 7.1(a) to the extent permitted pro rata from each Terminated Investor as to whom or which a Termination Closing has not occurred, on the basis of the number of Termination Shares owned by each Terminated Investor.

          (d) Contemporaneously with any Termination Closing, the Company may sell or resell a number of Voting Shares equal to or less than the number of Termination Shares to be acquired at such Termination Closing, at a price no less than the Termination Price for such Termination Shares, to employees of the Company or its Subsidiaries who are or concurrently therewith become parties to this Agreement as Management Investors, and may use the proceeds from any such sale or resale of Voting Shares to acquire such Termination Shares.

          (e) The Company shall purchase any Termination Shares not acquired by it or the Management Investors pursuant to Sections 7.1(a), (b), (c) and (d) hereof on the date chosen by the Company (not later than the fifteenth business day) after such date as the Company learns that it is no longer restricted under
Section 7.1(b) hereof from acquiring all such Termination Shares. The price to be paid to acquire such Termination Shares shall be the amount that would have been paid pursuant to Section 7.1(a) hereof if such acquisition had not been delayed.

8.   Other Purchases and Sales of Shares.
     -----------------------------------

     8.1  Option to Purchase.  For a period of sixty (60) days following the
          ------------------
Effective Date and the compliance with any applicable securities laws, Management Investors, including certain Koppers Australia managers and certain employees selected by the Board of Directors shall have the option to purchase Voting Shares (on a pro rata basis or such other basis as the Board of Directors shall determine) purchased by the Company pursuant to Section 8.2 hereof at a price per share of $14, provided however, that no Management Investor shall be entitled to purchase Voting Shares pursuant to this Section 8.1 and also sell Voting Shares pursuant to Section 8.2.

     8.2  Initial Redemption.  For a period of sixty (60) days following the
          ------------------
Effective Date and the compliance with any applicable securities laws (i) Management Investors who are not, as of the effective date, executive officers of the Company shall have the right to sell to the Company up to one hundred percent (100%) of the Voting Shares owned by such Management Investors at a price per share equal to $17, and (ii) Management Investors who are, as of the effective date, executive officers of the Company and Clayton A. Sweeney shall have the right to sell to the Company up to twenty-five percent (25%) of the Voting Shares owned by such Management Investors or Clayton A. Sweeney at a price per share equal to $17. To the extent that total redemptions pursuant to this Section 8 exceed $15 million, $15 million of redemptions shall be made on a pro-rata basis in 1997, and all, to the extent permitted by law and any agreements to which the Company or any of its Subsidiaries are a party, remaining redemptions shall be made on a pro rata basis in two (2) equal annual installments on the anniversary date of the Effective Date.

     8.3  Annual Redemption.  Subject to the approval of the Board, each of
          -----------------
the Management Investors and Saratoga shall be entitled to request that the Company redeem up to 5% of their outstanding Voting Shares on an annual basis. All such redemptions so approved by the Board shall be at Fair Value.

     8.4  Priority in Repurchases.  To the extent that the Company is not
          -----------------------
permitted at any time to effect repurchases of Shares contemplated by Sections 7, 8.2 and 8.3 hereof by reason of restrictions arising under law or any agreement to which the Company or any of its Subsidiaries is a party, the priority as among the repurchases contemplated by such Section shall be as follows: first, repurchases pursuant to Section 8.2 shall be satisfied; second,
         -----                                                          ------
repurchases contemplated by Section 7.1 shall be satisfied; and third
                                                                -----
repurchases contemplated by Section 8.3 shall be satisfied.

     8.5  Saratoga Option.  Upon the completion of the Option to Purchase and
          ---------------
Initial Redemption described in Sections 8.1 and 8.2 hereof, Saratoga shall have the option for a period of sixty days to purchase additional Preferred Shares at a price of $14 per share, so that upon completion of the sixty day period described in this Section 8.5, they hold up to 56 percent (56%) of the outstanding Voting Shares.

9.   Certain Rights.
     --------------

     9.1.  "Piggy Back" Registration.  If at any time the Company shall
           -------------------------
determine to register under the Securities Act (including pursuant to a demand of any stockholder of the Company exercising registration rights) any of its Shares (except shares issuable solely upon exercise of stock options, or shares issuable solely pursuant to employee benefit plans), it shall send to each Stockholder written notice of such determination and, if within thirty (30) days after receipt of such notice, such holder shall so request in writing, the Company shall use its best efforts to include in such registration statement all or any part of the Shares such holder requests to be registered, except that if, in connection with any offering involving an underwriting of Shares to be issued by the Company, the managing underwriter shall impose a limitation on the number of Shares which may be included in any such registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, then the Company shall be obligated to include in such registration statement only the amount as is determined in good faith by the managing underwriters in the case of an Initial Public Offering. As used in the preceding sentence, "pro rata" means proportionately to the relative amount of such Shares requested to be registered by such holders, and not to the amount of such Shares then owned by such holders, and "Initial Public Offering" means the first fully underwritten public offering pursuant to an effective registration under the Securities Act on Form S-1 or Form S-8 or their then equivalents, covering the offer and sale by the Company of its Shares. No incidental right under this Section 9.1 shall be construed to limit any registration required under Section 9.2.

     9.2.  Required Registrations.  Upon written request of Saratoga, the
           ----------------------
Company will use its best efforts to cause such of the Shares as may be requested by Saratoga to be registered under the Securities Act as expeditiously as possible. The Company shall not be obligated to take any action to effect any such registration after the Company has effected two such registrations pursuant to this Section 9.2, and such registrations have been declared or ordered effective.

     9.3.  Expenses.  In the case of each registration under this Section 9,
           --------
the Company shall bear all costs and expenses of each such registration, including, but not limited to, printing, legal and accounting expenses, Securities and Exchange Commission filing fees and "blue sky" fees and expenses; provided, however, that the Company shall have no obligation to pay
          --------  -------
or otherwise bear (i) any portion of the fees or disbursements of more than one counsel for Saratoga in connection with the registration of their Shares, or
(ii) any portion of the underwriters' commissions or discounts attributable to the Shares being offered and sold by any Stockholder.

     9.4.  Preemptive Rights.  In the event that the Company offers to sell
           -----------------
additional Shares, each Stockholder hereof shall have the right to subscribe for such additional Shares (for a period of 30 days following written notice of such offer), at the offered price, in proportion to the number of Shares outstanding.

           This Section 9.4 shall not apply to issuances or sales of Shares pursuant to (a) a registered public offering under the Securities Act, (b) the conversion of Senior Convertible Preferred Shares into shares of voting common stock, (c) employee stock options and (d) sales of Shares to employees of the Company or any of its Subsidiaries to the extent of Shares that have been repurchased from Management Investors pursuant to Section 7 hereof.

     9.5  Bring Along Rights.  In the event Saratoga proposes to sell a
          ------------------
portion of its Shares to a person or entity who is not a party to this Agreement (the "Buyer"), and such sale would entitle the Buyer to elect a majority of the Board of Directors, notwithstanding compliance by Saratoga with the other provisions of this Agreement, no transfer of Shares shall be made unless the Buyer shall agree to purchase from each Management Investor the same percentage of Shares as Saratoga is selling (such percentage calculation shall be based upon the number of Shares Saratoga owns at the time of the proposed sale, divided by the total number of Shares outstanding), upon the same terms.

10.  Arbitration.
     -----------

     10.1.  Dispute Resolution.  If a dispute or controversy arises under or
            ------------------
in connection with this Agreement, the parties agree first to try in good faith to settle the dispute or controversy. Any party may initiate the negotiation process by written notice to the others, identifying the dispute or controversy and the desire for negotiation. If the parties have not resolved the dispute or controversy by direct negotiations within thirty (30) days of such notice, any party may initiate arbitration as herein provided. All disputes or controversies arising under or in connection with this Agreement which are not resolved by negotiation shall be decided by arbitration before a single arbitrator selected by agreement of the parties, and judgment upon the award or decision of the arbitrator may be entered and enforced in any court of competent jurisdiction. It is specifically intended by the parties that any equitable relief granted by an arbitrator may be enforced in any court of competent jurisdiction. The forum of such arbitration shall be in Pittsburgh, Pennsylvania to the exclusion of all other jurisdictions. In the event that the parties cannot agree upon the selection of an arbitrator, the parties agree that the American Arbitration Association in Pittsburgh, Pennsylvania will select the arbitrator.

     10.2.  Arbitration Procedures.  The arbitrator shall decide the dispute
            ----------------------
or controversy in accordance with the following procedures:

            (a) Within ten (10) days of the selection of an arbitrator, each party shall submit to the arbitrator its written position (the "Initial Submission") provided that neither memorandum of position shall exceed
                  --------
     10 pages, double spaced plus such other documentary evidence as the parties deem necessary.

            (b) Within ten (10) days of the delivery of the Initial Submission, each party may submit to the arbitrator and the other party a reply memorandum (the "Reply Submission"), provided that neither reply memorandum
                                          --------
     shall exceed 5 pages, double spaced. In connection with the Reply Submission, neither of the parties may submit (and the arbitrator may not accept) any additional documentation (including affidavits).

            (c) Within ten (10) days of the expiration of the period for the delivery of the Reply Submission, the arbitrator, if he or she deems it necessary or advisable, may call a hearing which may be by telephone conference (the "Hearing"). At any Hearing, the arbitrator may ask representatives and counsel for the parties questions with respect to the issue to be decided and positions of the parties. In connection with the Hearing, neither of the parties may offer (and the arbitrator may not accept) any testimony or additional documentation (including affidavits).

            (d) Within seven (7) days after the later to occur, if such is to occur, of (a) the Hearing or (b) the Reply Submission, the arbitrator shall render his or her position.

            (e) The arbitrator shall promptly notify the parties in writing of the decision, together with the amount of any dispute resolution costs arising with respect thereto (the "Notice of Decision"). The Notice of Decision need not contain an explanation of the decision or grounds therefor.

            (f) The decision of the arbitrator shall be final, binding and not subject to appeal.

            (g) All dispute resolution costs, which shall include any fee for the arbitrator for services rendered shall be borne equally by the parties. Each party is to pay its own counsel fees and expenses.

11.  Miscellaneous.
     -------------

     11.1.  Pension Matters.  The Stockholders agree to cooperate in the
            ---------------
amendment of the Company's Pension Plan for Salaried Employees, the Retirement Excess Benefit Plan and the Supplemental Executive Retirement Plan to provide benefit payments that reflect combined service with Koppers Company, Inc. and the Company, less any benefits payable from retirement plans of Koppers Company, Inc.

     11.2.  Lock-up Agreements.  All of the current officers of the Company
            ------------------
and Clayton A. Sweeney will execute lock-up agreements with the Company pursuant to which they will agree not to sell or otherwise transfer any Shares during the 24-month period following the Effective Date, except for the sales pursuant to
Section 8.2 or Section 7.1 in the event of an involuntary termination.

     11.3.  Option.  The Company or the Management Investors may make an offer
            ------
to purchase all outstanding Shares owned by Saratoga after three years at a fair market value to be agreed or to be established by an independent appraisal; provided, however, that Saratoga, in its sole discretion may elect to
           -----------------
accept or reject any such offer.

     11.4.  Negotiation.  Saratoga agrees that it will not sell any Shares to
            -----------
U.S. Industries, Inc., Hanson PLC or any of their affiliates for a period of eighteen (18) months from the Effective Date.

     11.5.  Endorsement of Stock Certificates.  A copy of this Agreement shall
            ---------------------------------
be filed with the Secretary of the Company and kept with the records of the Company. Each of the Stockholders hereby agrees that each outstanding certificate representing Shares subject to this Agreement (other than those Shares which shall have been registered under the Securities Act, in which case such Shares shall, if required by Section 4.6(b), bear only the endorsement set forth in paragraph (b) below) shall bear endorsements reading substantially as follows:

            (a) The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be transferred, sold or otherwise disposed of except pursuant to an effective registration statement or pursuant to an exemption from registration, under the Act.

            (b) The shares represented by this certificate are subject to restrictions on transfer, certain voting restrictions, certain rights of the Company and the Stockholders of the Company to repurchase such shares and certain rights of the registered holder to sell such shares to the Company on the terms and conditions set forth in a Stockholders' Agreement dated as of December 1, 1997, a copy of which may be obtained from the Company or from the holder of this certificate. No transfer of such shares will be made on the books of the Company unless accompanied by evidence of compliance with the terms of such Agreement.

Such certificate shall bear any additional endorsement which may be required for compliance with state securities or blue sky laws.

     11.6.  Term.  This Agreement shall terminate on the date of the first to
            ----
occur of any of the following events: (i) the closing of the sale to any person or group of persons who are not, and who do not become, at the time of sale, parties to this Agreement of at least 35% of the outstanding Voting Shares (after giving effect to such sale) pursuant to an offering registered under the Securities Act, or (ii) 10 years from the date of the Effective Date.

     11.7.  Injunctive Relief.  It is hereby agreed and acknowledged that it
            -----------------
will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and none of the parties hereto shall raise the defense that there is an adequate remedy at law.

     11.8.  Notices.  All notices, requests, demands, claims, and other
            -------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:



If to Saratoga:                Copy to:
--------------                 -------
Saratoga Partners III, L.P.    Cahill, Gordon & Reindel
535 Madison Avenue             80 Pine Street
New York, NY 10022             New York, NY 10005

Attn: Christian O. Oberbeck    Attn: Bart Friedman, Esq.


If to the Company:             Copy to:
-----------------              -------
Koppers Industries, Inc.       Dickie, McCamey & Chilcote, P.C.
436 Seventh Avenue             Two PPG Place, Ste. 400
Pittsburgh, PA  15219          Pittsburgh, PA  15222

Attn: Robert K. Wagner Attn:   Clayton A. Sweeney, Esq.


If to the Management Investors:      Copy to:
------------------------------       -------
                                     Dickie, McCamey & Chilcote, P.C.
436 Seventh Avenue                   Two PPG Place, Ste. 400
Pittsburgh, PA  15219                Pittsburgh, PA  15222

Attn: Robert K. Wagner Attn:         Attn: Clayton A. Sweeney, Esq.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address or individual to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     11.9.  Administration.  In the event of any First Offer, or Reoffer, or
            --------------
the occurrence of any event which entitles any Stockholder to exercise any put or call granted herein, the Company shall administer and coordinate the exercise of such put or call, including the determination, where applicable, of each participating Stockholder's proportionate share.

     11.10.  Successors and Assigns.  (a)  This Agreement shall be binding upon
             ----------------------
and shall inure to the benefit of the parties, and their respective successors and assigns. If any Transferee of any Stockholder shall acquire any Voting Shares in any manner, whether by operation of law or otherwise, such Voting Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such Voting Shares such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

             (b) Shares which have been distributed in a registered public offering shall no longer be subject to this Agreement; provided that if any such
                                                       --------
Shares are directly or indirectly acquired for any reason by any person who is a Stockholder then such Shares, irrespective of the fact that they were not legended or subject to this Agreement, shall be deemed subject to this Agreement and shall not be transferred on the books of the Company until such Shares have been appropriately legended.

     11.11.  Company Information.  The Company agrees to deliver to each
             -------------------
Stockholder, so long as such Stockholder owns any Shares:

             (a) Within 60 days after the end of each quarterly period (except the last) in each fiscal year of the Company, a consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such quarter, and consolidated statements of income, changes in stockholders' equity and changes in financial position of the Company and its consolidated Subsidiaries for such quarter and the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods a year earlier;

             (b) Within 120 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such fiscal year, and consolidated statements of income, changes in stockholders' equity and changes in financial position of the Company and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year; and

             (c) With reasonable promptness, such other data and information as from time to time may be reasonably requested.

     11.12.  Governing Law.  Regardless of the place of execution, this
             -------------
Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be wholly performed in such Commonwealth.

     11.13.  Headings.  All headings are inserted herein for convenience only
             --------
and do not form a part of this Agreement.

     11.14.  Entire Agreement; Amendment.  This Agreement contains the entire
             ---------------------------
agreement among the parties hereto with respect to the transactions contemplated herein, supersedes all prior written agreements and negotiations and oral understandings, if any, and may not be amended, supplemented or discharged except by an instrument in writing signed by Saratoga, the Company, the Representatives of the Management Investors (so long as the Management Investors as a group then own at least 5% of the outstanding Voting Shares), and any Stockholder or Transferee holding at least 5% of the outstanding Voting Shares. In the event of the amendment or modification of this Agreement in accordance with its terms, the Voting Stockholders shall cause the Board of Directors of the Company to meet within 30 days following such amendment, modification or termination or as soon thereafter as is practicable for the purpose of amending the Articles of Incorporation and By-Laws of the Company, as may be required as a result of such amendment or modification, and proposing such amendments to the stockholders of the Company entitled to vote thereon, and such action shall be the first action to be taken at such meeting. In the event that any Stockholder, or the Company shall be required, as a result of the enactment, amendment or modification, subsequent to the date hereof, of any applicable law or regulation, or by the order of any governmental authority, to take any action which is inconsistent with or which would constitute a violation or breach of any terms of this Agreement, then the Stockholders and the Company shall use their best efforts to negotiate an appropriate amendment or modification of, or waiver of compliance with, such terms.

     11.15.  No Waiver.  No failure to exercise and no delay in exercising any
             ---------
right, power or privilege of a party hereunder shall operate as a waiver nor a consent to the modification of the terms hereof unless given by that party in writing.

     11.16.  Consent to Jurisdiction.  Each of the parties hereby submits to the
             -----------------------
exclusive jurisdiction of the courts of the Commonwealth of Pennsylvania and the federal courts of the United States of America located in such state for the purpose of interpreting and enforcing the arbitration provisions of this Agreement contained in Section 10 hereof and for the purposes of confirming a decision or award of the arbitrator and entering judgment upon said decision or award. Each of the parties further waives, and agrees not to assert, as a defense in any such action, suit or proceeding that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that its property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper. Each of the parties agrees that service of process in any such action, suit or proceeding shall be deemed in every respect effective service of process upon it if given in the manner set forth in Section 11.8 hereof.

     11.17.  Inspection.  So long as this Agreement shall be in effect, this
             ----------
Agreement shall be made available for inspection by any stockholder of the Company at the principal offices of the Company.

     11.18.  Counterparts.  This Agreement may be executed in two or more
             ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed on the date first written above.


                                       KOPPERS INDUSTRIES, INC.



                                       By  /S/Robert K. Wagner
                                         ----------------------------------


                                       SARATOGA PARTNERS III, L.P.



                                       By  /S/Christian O. Oberbeck
                                         ----------------------------------

                                       MANAGEMENT INVESTORS



                                       By  /S/Robert K. Wagner
                                         ----------------------------------
                                           Representative of the
                                           Management Investors



                                       By  /S/Clayton A. Sweeney
                                         ----------------------------------
                                           Representative of the
                                           Management Investors

                                  SCHEDULE I

                             MANAGEMENT INVESTORS
                             --------------------


     Incorporated by reference from Schedule I to Exhibit 4.2, Indenture, dated as of December 1, 1997 between the Company and PNC Bank, National Association (the "Trustee"), to Koppers Industries, Inc. Form S-4 Registration Statement, dated December 23, 1997.

                                  SCHEDULE II

                                  DEFINITIONS
                                  -----------


     In addition to other words and terms defined elsewhere in the Agreement (including its preamble and recitals), as used in the Agreement and in any of the exhibits and schedules thereto, the following words and terms shall have the following respective meanings, unless otherwise defined or the context otherwise clearly requires:

"Adjusted Book Value" shall mean the book value per share of Common Shares,
 -------------------
calculated by dividing (A) the sum of (x) common stockholders' equity (except that retained earnings may be adjusted at the sole discretion of the Board of Directors to reduce or eliminate the effect of unusual, non-recurring and/or extraordinary items regardless of whether such items are so characterized by generally accepted accounting principles) reflected in the Company's most recent quarterly or year-end consolidated financial statements, plus (y) the total proceeds to be realized by the Company upon the exercise of all outstanding dilutive stock options by (B) Common Shares outstanding plus total outstanding dilutive stock options. For purposes of this calculation, stock options shall be considered dilutive if the exercise price per share is less than per share Adjusted Book Value calculated without regard to outstanding stock options.

"Advisory Services Agreement" means the agreement of even date herewith between
 ---------------------------
Saratoga and the Company.

"Affiliate" has the meaning set forth in (S)3.2(d).
 ---------

"Agreement" means this Stockholders' Agreement.
 ---------

"Approved Plan" has the meaning set forth in (S)2.4(a).
 -------------

"Bank Credit Agreement" has the meaning set forth in (S)2.4(j).
 ---------------------

"Board of Directors" has the meaning set forth in (S)2.1(a).
 ------------------

"Capital Budget" has the meaning set forth in (S)2.4(h).
 --------------

"Capital Lease Obligations" has the meaning set forth in (S)2.4(j).
 -------------------------

"Cause" as used in connection with a termination of employment of a Management
 -----
Investor shall mean (A) the willful and continued failure by such Management Investor to perform substantially his or her duties to the Company or any of its Subsidiaries (other than any such failure resulting from his or her Disability) within a reasonable period of time after a written demand for substantial performance is delivered to such Management Investor by the Board of Directors of the Company, which demand specifically identifies the manner in which the Board of Directors believes that such Management Investor has not substantially performed his or her duties, (B) the willful misconduct by such Management Investor in, the performance of his or her duties to the Company or any of its Subsidiaries (including, without limitation, the conviction by a court of competent jurisdiction of the Management Investor of any offense, regardless of classification, related to the Management Investor's duties and responsibilities to the Company or any of its Subsidiaries), (c) the negligent performance, by such Management Investor of his or her duties to the Company or any of its Subsidiaries if such performance is determined by the Board to have had or to be reasonably likely to have a material adverse effect on the business, assets, prospects or financial condition of the Company or the Subsidiary employing the Management Investor, or (D) the conviction of such Management Investor by a court of competent jurisdiction of a felony.

"Code" has the meaning set forth in (S)6.2
 ----

"Company" has the meaning set forth in the preface of the Agreement.
 -------

"Consolidated Subsidiaries" has the meaning set forth in (S)2.4(d).
 -------------------------

"Debt" has the meaning set forth in (S)2.4(j).
 ----

"Disability," with respect to a Management Investor, shall mean the inability of
 ----------
such Management Investor to perform substantially his or her duties and responsibilities to the Company or any of its Subsidiaries by reason of a physical or mental disability or infirmity (i) for a continuous period of six months or (ii) at such earlier time as such Management Investor submits medical evidence satisfactory to the Company that such Management Investor has a physical or mental disability or infirmity that will likely prevent such Management Investor from substantially performing his or her duties and responsibilities for six months or longer. The date of such Disability shall be on the last day of such six-month period or the day on which such Management Investor submits such evidence, as the case may be.

"Duly Endorsed" shall mean duly endorsed in blank by the person or persons in
 -------------
whose name a stock certificate is registered or accompanied by a duly executed stock or security assignment separate from the certificate with the signature(s) thereon guaranteed by a commercial bank or trust company or a member of a national securities exchange or the National Association of Securities Dealers, Inc.

"Effective Date" has the meaning set forth in the preface of the Agreement.
 --------------

"Encumbrances" shall mean any and all liens, claims, charges, security
 ------------
interests, options or other legal or equitable encumbrances.

"Exchange Act" has the meaning set forth in (S)3.2(d).
 ------------

"Fair Market Value" has the meaning set forth in (S)2.4(d).
 -----------------

"Fair Value" shall mean the value of the Voting Shares as determined in good
 ----------
faith by the Board of Directors based upon an independent appraisal.

"First Offer" has the meaning set forth in (S)3.3(b).
 -----------

"First Offer Price" has the meaning set forth in (S)3.3(a).
 -----------------

"First Reoffer" has the meaning set forth in (S)3.3(e).
 -------------

"Guarantee" has the meaning set forth in (S)2.4(j).
 ---------

"Hearing" has the meaning set forth in (S)10.2(c).
 -------

"Initial Public Offering" has the meaning set forth in (S)9.1
 -----------------------

"Initial Submission" has the meaning set forth in (S)10.2(a).
 ------------------

"Investment Price" shall mean the price per Share that such Stockholder paid for
 ----------------
the Shares owned by him or it.

"Involuntary Termination" shall mean termination of a Management Investor's
 -----------------------
employment with the Company or its Subsidiaries by the Company or such Subsidiary, which termination is not for Cause or the result of Retirement, death or Disability.

"Koppers Industries Stock Option Plan" shall mean the stock option plan adopted
 ------------------------------------
by resolution of the Company on August 17, 1997.

"Majority of the Directors" has the meaning set forth in (S)2.4.
 -------------------------

"Management  Director" has the meaning set forth in (S)2.1(b)(ii).
 --------------------

"Management Investor" has the meaning set forth in the preface of the Agreement.
 -------------------

"Notice of Decision" has the meaning set forth in (S)10.2(e).
 ------------------

"Offered Shares" has the meaning set forth in (S)3.3(a).
 --------------

"Offeree Stockholders" has the meaning set forth in (S)3.3(a).
 --------------------

"Permitted Transferee" has the meaning set forth in (S)3.2(d).
 --------------------

"Preferred Shares" has the meaning set forth in the preface of the Agreement.
 ----------------

"Refinancing" has the meaning set forth in (S)2.4(j).
 -----------

"Reoffer Price" has the meaning set forth in (S)3.3(d).
 -------------

"Reoffer Notice" has the meaning set forth in (S)3.3(d).
 --------------

"Reply Submission" has the meaning set forth in (S)10.2(b).
 ----------------

"Representatives of the Management Investors" has the meaning set forth in
 -------------------------------------------
(S)2.3.

"Retirement" shall mean with respect to any Management Investor such Management
 ----------
Investor's termination of employment at or after (i) attainment of age 65 if the Management Investor has been continuously employed by the Company or any of its Subsidiaries for at least one year or (ii) attainment of age 60 if the Management Investor has been continuously employed by the Company or any of its Subsidiaries for at least three years.

"Saratoga" has the meaning set forth in the preface of the Agreement.
 --------

"Saratoga  Director" has the meaning set forth in (S)2.1(b)(i).
 ------------------

"Securities Act" has the meaning set forth in (S)2.4(k).
 --------------

"Seller's Notice" has the meaning set forth in (S)3.3(a).
 ---------------

"Selling Stockholder" has the meaning set forth in (S)3.3(a).
 -------------------

"Senior Convertible Preferred Shares" has the meaning set forth in the preface
 -----------------------------------
of the Agreement.

"Shares" has the meaning set forth in the preface of the Agreement.
 ------

"Stockholder" has the meaning set forth in the preface of the Agreement.
 -----------

"Subsidiary" has the meaning set forth in (S)2.4(a).
 ----------

"Supermajority Vote" has the meaning set forth in (S)2.4.
 ------------------

"Terminated Investor" has the meaning set forth in (S)7.1(a).
 -------------------

"Termination Closing" has the meaning set forth in (S)7.1(a).
 -------------------

"Termination Event" has the meaning set forth in (S)7.1(a).
 -----------------

"Termination Price" has the meaning set forth in (S)7.1(a).
 -----------------

"Termination Shares" has the meaning set forth in (S)7.1(a).
 ------------------

"Voluntary Resignation" shall mean the termination of a Management Investor's
 ---------------------
employment with the Company or its Subsidiaries by such Management Investor, other than for Retirement, death or Disability.

"Voting Shares" has the meaning set forth in the preface of the Agreement.
 -------------

"Voting Stockholder" has the meaning set forth in the preface of the Agreement.
 ------------------

                                   EXHIBIT A

                           ARTICLES OF INCORPORATION
                           -------------------------

                See Exhibit 4.1 to the Koppers Industries, Inc.
                Stock Redemption and Purchase Plan, Form S-8
                Registration Statement.

                                   EXHIBIT B

                                    BY-LAWS
                                    -------

                See Exhibit 4.2 to the Koppers Industries, Inc.
                Stock Redemption and Purchase Plan, Form S-8
                Registration Statement

                                   EXHIBIT C

                EXCHANGE AGREEMENT/CERTIFICATE OF DESIGNATION -
                -----------------------------------------------
                     SERIES A CONVERTIBLE PREFERRED STOCK
                     ------------------------------------


     EXCHANGE AGREEMENT, dated as of December 1, 1997 between Koppers Industries, Inc., a Pennsylvania corporation (the "Company"), and Saratoga Partners III, L.P., a Delaware limited partnership (the "Purchaser").

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereby agree as follows:

SECTION 1.  DEFINITIONS
            -----------

     As used in this Agreement, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

     Agreement:  This Exchange Agreement, as the same may be amended,
     ---------
supplemented or modified from time to time in accordance with the terms hereof.

     Business Day:  A day that is not a Saturday, a Sunday or a day on which
     ------------
banking institutions in the State of New York are not required to be open.

     Certificate of Designation:  The Certificate of Designation of the Senior
     --------------------------
Convertible Preferred Stock, par value $.01 per share, of the Company designating the relative rights and preferences of the Senior Preferred Stock, substantially in the form attached hereto as Exhibit 1.
                                             ---------

     Charter Documents:  The Articles of Incorporation and By-Laws of the
     -----------------
Company.

     Commission:  The Securities and Exchange Commission.
     ----------

     Documents:  All documents necessary to consummate the transaction
     ---------
contemplated hereby, including, without limitation, this Agreement, the Stockholders Agreement and the Certificate of Designation, collectively, or each of such documents singularly, and any documents or instruments executed in connection with any of them.

     Lien:  Any mortgage, lien (statutory or other), pledge, security interest,
     ----
encumbrance, claim, hypothecation, assignment for security, deposit arrangement or preference or other security agreement of any kind or nature whatsoever. For the purposes of this Agreement, a Person shall be deemed to own, subject to a lien, any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to indebtedness of such Person.

     Losses:  See Section 2.4.
     ------

     Material Adverse Effect:  With respect to the Company and its Subsidiaries,
     -----------------------
if any, a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole; provided, that with respect to the Company, "Material Adverse
            --------
Effect" shall also mean a material adverse effect on the ability of the Company to perform its obligations under this Agreement.

     Person:  Any individual, partnership, corporation, joint venture,
     ------
association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

     Securities Act:  The Securities Act of 1933, as amended, and the rules and
     --------------
regulations promulgated by the Commission thereunder.

     Senior Preferred Stock:  The Senior Convertible Preferred Stock, par value
     ----------------------
$.01 per share, of the Company.

     Stockholders Agreement:  The stockholders agreement to be entered into on
     ----------------------
the Closing Date among the Company, the management investors named therein and the Purchaser.

     Subsidiary:  With respect to any Person (i) any corporation of which the
     ----------
outstanding capital stock having at least a majority of the votes entitled to be cast in the election of directors shall be owned, directly or indirectly, by such Person, or (ii) any other Person of which at least a majority of the voting interest is, directly or indirectly, owned by such Person.

SECTION 2.  Exchange of securities
            ----------------------

     2.1.   Exchange of Securities.
            ----------------------

     Subject to the terms and conditions hereof, (a) the Company agrees to issue to the Purchaser on the Closing Date 2,145,624 shares of Senior Preferred Stock in exchange for 2,117,952 shares of voting common stock, par value $.01 per share, of the Company ("Voting Common Stock"), and 27,672 shares of non-voting common stock, par value $.01 per share, of the Company ("Non-Voting Common Stock"), and (b) the Purchaser agrees to surrender to the Company 2,117,952 shares of Voting Common Stock and 27,672 shares of Non-Voting Common Stock in exchange for 2,145,624 shares of Senior Preferred Stock.
2.2.
     2.2.  Closing.
           -------

     The exchange of the Senior Preferred Stock for the Voting and Non-Voting Common Stock contemplated under Section 2.1 shall take place at a closing (the "Closing") at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, at 9:00 A.M., New York City time, on December 1, 1997, or such other Business Day and time as may be agreed upon by the Purchaser and the Company (such time and date being referred to as the "Closing Date"). At the Closing, (a) the Company will deliver to the Purchaser a certificate representing 2,145,624 shares of Senior Preferred Stock, registered in the Purchaser's name or in the name of such nominee or designee as such Purchaser may request and (b) the Purchaser shall surrender to the Company certificates representing 2,117,952 shares of Voting Common Stock and 27,672 shares of Non-Voting Common Stock.

     2.3.  Expenses
           --------

     The Company agrees to pay the reasonable fees and expenses of the Purchaser (including reasonable fees and expenses of its counsel) incurred in connection with the transactions contemplated hereby.

     2.4.  Indemnification
           ---------------

     (a) The Company shall indemnify and hold harmless, to the fullest extent permitted by law, the Purchaser and any officer, director, general or limited partner (and each director and officer thereof), employee, agent, stockholder or affiliate of the Purchaser (an "indemnified party") against any losses, claims, damages and liabilities, joint or several, and expenses (including, without limitation, judgments and costs of settlement) (collectively, "Losses") arising out of or resulting from litigation to which an indemnified party is a party and arising from events which would constitute a breach or alleged breach of any representation or warranty made by the Company in this Agreement or the other Documents or any breach or alleged breach of any covenant or agreement by the Company contained in this Agreement or the other Documents, and the Company shall periodically reimburse any such indemnified party for any legal or other costs and expenses (including costs of investigation) reasonably incurred by such indemnified party in connection with the foregoing.

     (b) Any Person entitled to indemnification under this Agreement shall notify the indemnifying party promptly in writing if it receives notice of the commencement of any action or proceeding, if a claim for indemnification in respect thereof is to be made against an indemnifying party under this Agreement, but the omission of such notice shall not relieve the indemnifying party from any liability it may have to any indemnified party under this Agreement, except to the extent that the indemnifying party is materially prejudiced thereby, and shall not relieve the indemnifying party from any liability it may have to any indemnified party otherwise than under this Section 2.4. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and, jointly with any other indemnifying party similarly notified, to assume the defense thereof, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that (i) if such indemnified party
                          --------  -------
who is a defendant in any action or proceeding that is also brought against such indemnifying party shall reasonably have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party; or (ii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for each indemnified party in each jurisdiction) and the indemnifying party shall be liable for any reasonable fees and expenses therefor. No indemnifying party shall be liable for any settlement effected without its consent. No indemnifying party shall consent to any settlement or the entry of any judgment that (i) provides for other than monetary damages without the consent of the indemnified party or (ii) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of the underlying claim or litigation.

     (c) If for any reason the foregoing indemnity is unavailable to, or is insufficient to hold harmless, an indemnified party, then the indemnifying party shall contribute to the Losses paid or payable by such indemnified party in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph (c) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the preceding sentences of this paragraph (c). The amount paid or payable in respect of any Losses shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Losses.

     (d) Any indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party.

SECTION 3.  CLOSING CONDITIONS
            ------------------

     The obligations of the Purchaser at the Closing shall be subject to the satisfaction of the following conditions:

     3.1.  Opinions of Counsel at Funding Date
           -----------------------------------

     The Purchaser shall have received a favorable opinion, dated the Closing Date and addressed to the Purchaser, from Dickie, McCamey & Chilcote, P.C., satisfactory to the Purchaser in the form set forth in Exhibit 2.
                                                       ---------

     3.2.  Representations and Warranties True
           -----------------------------------

     The representations and warranties of the Company contained in Section 4 shall be true and correct in all material respects at and as of the Closing Date, after giving effect to the transactions contemplated by this Agreement and the other Documents as if made on and as of such date.

     3.3.  Compliance with Agreements
           --------------------------

     The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained herein and in each of the Documents, and in all other documents contemplated hereby or thereby that are required to be performed or complied with by the Company on or before the Closing Date, except for such performance or compliance that has been expressly waived by the parties thereto.

     3.4.  Consents and Permits
           --------------------

     The Company shall have received all consents, permits, and other authorizations in connection with the transactions contemplated by this Agreement and the other Documents and as are necessary to permit the Company to consummate the transactions contemplated hereby and thereby to be consummated by the Company on or before the Closing Date.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
            ---------------------------------------------

     The Company represents and warrants to the Purchaser as of the date of this Agreement as follows:

     4.1.  Organization, Standing, Qualification and Subsidiaries
           ------------------------------------------------------

     (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

     (b) The Company has all requisite corporate power and authority to execute, deliver and perform all of its obligations under this Agreement, the other Documents, and to issue and deliver the Senior Preferred Stock to be issued by it, and to carry out the other transactions contemplated hereby and thereby.

     4.2.  Capitalization
           --------------

     (a) The Certificate of Designation and the issuance of the Senior Preferred Stock have been duly authorized by all necessary corporate action.

     (b) The Company has reserved for issuance upon conversion of the Senior Preferred Stock, a sufficient number of shares of Voting Common Stock for issuance upon conversion of the Senior Preferred Stock. The shares of Voting Common Stock so reserved have been duly authorized and, when issued upon the conversion of the Senior Preferred Stock will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive rights.

     4.3.  Authorization of Agreement and Other Documents
           ----------------------------------------------

     The Company has taken all corporate action necessary to authorize the issuance and sale of the Senior Preferred Stock. The Company has taken all corporate actions necessary to authorize it to enter into and perform its obligations under each of this Agreement and all of the other Documents and to consummate the transactions contemplated hereby and thereby.

     This Agreement is a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except that (a) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity and (b) the enforceability of the indemnification and contribution provisions may, under certain circumstances, be limited by Federal or state securities laws or the policies underlying such laws.

     4.4.  No Violation
           ------------

     Neither the execution, delivery or performance by the Company of this Agreement, the other Documents, the issuance or delivery of the Senior Preferred Stock nor the consummation of the transactions contemplated hereby or thereby will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, result in the imposition of a Lien on any properties of the Company or an acceleration of indebtedness pursuant to, or, with respect to clause (ii) below, require the consent of any Person (other than consents already obtained or waived) under (i) the Charter Documents of the Company, (ii) any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust, stockholder agreement or any other agreement or instrument (collectively, the "Instruments") to which the Company is a party or by which it is bound or to which any of its property or assets is subject or (iii) any material law, judgment, decree, order, regulation or rule (excluding state securities or "blue sky" laws) or order of any court or governmental agency or authority applicable to the Company or any of its properties or assets (collectively, "Applicable Laws"), other than any such conflicts with, violations or breaches of, defaults under, and failures to obtain consents under, Instruments that are not reasonably likely to have, singly or in the aggregate, a Material Adverse Effect.

     4.5.  Governmental Consents
           ---------------------

     No consent, approval or authorization of, or filing, registration or qualification with (collectively, a "consent"), any governmental or regulatory authority or body (and no consent of any other Person under any Applicable Laws) is required in connection with or as a condition to the execution and delivery by the Company of this Agreement or any of the other Documents, or the consummation by the Company of transactions contemplated hereby to be consummated on or before the Closing Date other than filings or consents required to be made or obtained on or before the Closing Date, which shall have been made or obtained on or before the Closing Date and except such filings or consents as may be required under state securities laws.

     4.6.  Survival of Representations and Warranties
           ------------------------------------------

     All representations and warranties of the Company in this Agreement shall survive the execution and delivery of this Agreement, any investigation by the Purchaser and the issuance of the Senior Preferred Stock.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE
            PURCHASER
            -------------------------------------

     The Purchaser represents and warrants to the Company as of the date of this Agreement as follows:

     5.1.  Authorization of Agreement and Other
           Documents
           ------------------------------------

     The Purchaser has taken all partnership actions necessary to authorize it to enter into and perform its obligations under each of this Agreement and all of the other Documents and to consummate the transactions contemplated hereby and thereby.

     This Agreement is a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except that (a) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity and (b) the enforceability of the indemnification and contribution provisions may, under certain circumstances, be limited by Federal or state securities laws or the policies underlying such laws.

     5.2.  No Violation
           ------------

     Neither the execution, delivery or performance of this Agreement and the other Documents nor the consummation of the transactions contemplated hereby or thereby will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under (i) the Charter Documents of the Purchaser, (ii) any material Instrument to which the Purchaser is a party or by which the Purchaser is bound or (iii) any material Applicable Law.

     5.3.  Governmental Consents
           ---------------------

     No consent of any governmental or regulatory authority or body (and no consent of any other Person under any Applicable Laws) is required in connection with or as a condition to the execution and delivery by the Purchaser of this Agreement or any of the other Documents, or the consummation by the Purchaser of the transactions contemplated hereby.

SECTION 6.  MISCELLANEOUS
            -------------

     6.1.  Notices
           -------

     All notices and other communications provided for or permitted hereunder shall be made by hand-delivery, next-day air courier or registered or certified first-class mail, return receipt requested:

          (a) if to the Purchaser, at 535 Madison Avenue, New York, New York 10022, Attention: Christian L. Oberbeck, with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention: Bart Friedman, Esq.; and

          (b) if to the Company, 436 Seventh Avenue, Pittsburgh, PA 15214,
     Attention: Robert K. Wagner, with a copy to Dickie, McCamey & Chilcote, P.C., Two PPG Place, Suite 400, Pittsburgh, PA 15222, Attention: Clayton
     A. Sweeney, Esq.

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one Business Day after being deposited with a next-day air courier; and five Business Days after being deposited in the mail, registered or certified, return receipt requested.

     6.2.  Successors and Assigns
           ----------------------

          This Agreement shall inure to the benefit of and be binding upon the successors and, if assigned in accordance with the terms hereof, the assigns of each of the parties and, to the extent set forth in Section 2.4, the indemnified parties and their respective heirs, personal representatives, successors and assigns and no other persons shall acquire or have any right under or by virtue of this Agreement.

     6.3.  Amendment and Waiver
           --------------------

          This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by the Purchaser and the Company.

     6.4.  Counterparts
           ------------

          This Agreement may be executed in counterparts and by the parties hereto, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     6.5.  Headings
           --------

          The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     6.6.  Governing Law
           -------------

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO

CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

     6.7.  Entire Agreement
           ----------------

          This Agreement, together with the other Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, together with the other Documents, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     6.8.  Severability
           ------------

          If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          IN WITNESS WHEREOF, the Company and the Purchaser have executed this Agreement as of the 1st day of December, 1997.

                              Very truly yours,

                              KOPPERS INDUSTRIES, INC.

                              By: /s/ Robert K. Wagner
                                 ----------------------------------
                                 Name:  Robert K. Wagner
                                 Title: Chief Executive Officer

                              SARATOGA PARTNERS III, L.P.

                              By:  DR Associates IV, L.P.,
                                   Its General Partner

                              By:  Dillon, Read Inc.,
                                   Its General Partner

                              By:  /s/ Christian L. Oberbeck
                                   ---------------------------------
                                   Name:  Christian L. Oberbeck
                                   Title: Director

                                                                       EXHIBIT 1
                                                                       ---------


                           CERTIFICATE OF DESIGNATION
                                       OF
                       SENIOR CONVERTIBLE PREFERRED STOCK

                                       OF

                            KOPPERS INDUSTRIES, INC.


 See Exhibit 4.1 to the Koppers Industries, Inc. Stock Redemption and Purchase
                     Plan, Form S-8 Registration Statement

                                                                       EXHIBIT 2
                                                                       ---------


          1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, with full corporate power and authority to enter into and to consummate the transactions contemplated by the Purchase Agreement, the Stockholders Agreement and the Certificate of Designation and to issue and deliver the Senior Preferred Stock.

          2. Each of the Purchase Agreement and the Stockholders Agreement has been duly authorized, executed and delivered by, and each is a valid and binding agreement of, the Company, enforceable in accordance with their respective terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) or similar laws affecting creditors' rights generally or other judicial or regulatory precedent and (B) the availability of equitable remedies may be limited by equitable principles of general applicability.

          3. The Senior Preferred Stock has been duly authorized and is validly issued, fully paid and non-assessable and free of any preemptive rights (other than those arising under the Stockholders Agreement).

          4. The Certificate of Designation with respect to the Senior Preferred Stock has been duly authorized and executed by the Company and has been filed with the Commonwealth of Pennsylvania.

          5. The shares of Voting Common Stock issuable upon conversion of the Senior Preferred Stock have been duly authorized and reserved and, when so issued and delivered in accordance with the terms set forth in the Certificate of Designation, will be validly issued, fully paid and non-assessable and free of any preemptive or similar statutory rights.

                                  EXHIBIT D

                         FORM OF EMPLOYMENT CONTRACT
                         ---------------------------

                              EMPLOYMENT CONTRACT
                              -------------------


Dear

          Koppers Industries, Inc. (the "Company") considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel. In this connection, the Board of Directors of the Company (the "Board") recognizes that the possibility of a change in control of the Company exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders.

          The Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including yourself, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Company.

          In order to induce you to remain in the employ of the Company, the Company agrees that you shall receive the severance benefits set forth in this letter agreement (the "Agreement") in the event your employment with the Company is terminated under the circumstances described below subsequent to a "change in control of the Company" (as defined in Section 2).

1.  Term of Agreement. The Agreement shall continue in effect through  September
    -----------------
30, 1999; provided, however, that commencing on October 1, 1999, and each October 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than March 31, the Company shall have given notice that it does not wish to extend this Agreement; and provided, further, that if a Change in Control of the Company, as defined in Section 2, shall have occurred during the original or extended term of this Agreement, this Agreement shall continue in effect for a period of not less than twenty-four
(24) months beyond the month in which such change in control occurred. In no event, however, shall the term of this Agreement extend beyond the end of the calendar month in which your 65th birthday occurs.

2.  Change in Control. Accept as provided in Section 3(i) below, no benefits
    ------------------
shall be payable hereunder unless there shall have been a Change in Control of the Company, as set forth below. For purposes of this Agreement, a "Change in Control of the Company" shall be deemed to have occurred upon the first to occur of the following events:

          (i) any person, or more than one person acting as a group,(other than Saratoga or the Management Investors) acquires ownership of stock of the Company that, together with the stock held by such person or group, represents a majority of the total voting power of the stock of the Company ("Change in Ownership"); or,

          (ii) during any twelve month period, a majority of the Company's Board is replaced by new directors whose appointment or election is not endorsed by a majority of the Company's Board, Saratoga, or the Representatives of the Management Investors prior to the date of the new directors' appointment or election ("Change in Effective Control"); or,

          (iii) during any twelve month period, any one person, or more than one person acting as a group, acquires assets from the Company having a total fair market value equal to or more than one-third (1/3) of the total fair market value of all of the assets of the Company immediately prior to such acquisition(s) and you are employed in the business which relates to the assest transferred ("Change in Ownership of Substantial Assets"); notwithstanding the preceding, a Change in Ownership of Substantial Assets does not occur when assets are transferred to (a) a shareholder in exchange for stock; (b) an entity that is at least fifty (50%) percent owned, directly or indirectly, by the Company; (c) a person, or more than one person acting as a group, that owns at least fifty (50%) percent of the total value or voting power of the stock of the Company; or, (d) an entity that is at least fifty (50%) percent owned by a person, or more than one person acting as a group, that owns at least fifty (50%) percent of the total value or voting power of the stock of the Company; or,

          (iv) the Company's termination of its business and liquidation of its assets; or,

          (v) the reorganization, merger or consolidation of the Company into or with another person or entity, by which reorganization, merger or consolidation the shareholders of the Company receive less than fifty percent (50%) of the outstanding voting shares of the new or continuing corporation.

          For purposes of the preceding Change in Ownership, Change in Effective Control and Change in Ownership of Substantial Assets, persons are considered to be acting as a group when such persons are owners of an entity that enters into a merger, consolidation, purchase or acquisition of stock, or a similar business transaction with the Company. Persons are not considered to be acting as a group merely because such persons happen to purchase or own stock of the Company at the same time or as a result of the same public offering.

3.  Termination Following Change in Control.
    ---------------------------------------

          (i)  General. If any of the events, described in Section 2
               --------
constituting a Change in Control of the Company shall have occurred, you shall be entitled to the benefits provided in Section 4 upon the termination of your employment by the Company for any reason during a two-year period following such change in control or the extended term of this Agreement, whichever is later, unless such termination is (a) because of your death or Disability, or (b) by the Company for Cause.
          (ii) Disability. If, as a result of your incapacity due to physical or
               -----------
mental illness, you shall have been absent from the full-time performance of your duties with the Company for six (6) consecutive months, and within thirty
(30) days after written notice of termination is given you shall not have returned to the full-time performance of your duties, your employment may be terminated for "Disability."

          (iii) Cause. Termination by the Company of your employment for "Cause"
                ------
shall mean termination (a) upon the willful and continued failure by you to substantially perform your duties with the Company (other than any such failure resulting from your incapacity due to physical or mental illness) or any such actual or anticipated failure after the issuance of a Notice of Termination (as defined in Subsection (iv) hereof), after a written demand for substantial performance is delivered to you by the Board, which demand specifically identifies the manner in which the Board believes that you have not substantially performed your duties, and you are given a reasonable opportunity to remedy such identified failure to perform, or (b) the willful engaging by you in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this Subsection, no act, or failure to act, on your part shall be deemed "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company. Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board you were guilty of conduct set forth above in this Subsection and specifying the particulars thereof in detail.

          (iv) Notice of Termination. Any purported termination of your
               ----------------------
employment by the Company shall be communicated by written Notice of Termination to you in accordance with Section 6. "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

          (v) Date of Termination, Etc. "Date of Termination" shall mean (a) if
              -------------------------
your employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that you shall not have returned to the full-time performance of your duties during such thirty (30)-day period), and (b) if your employment is terminated pursuant to Subsection (iii) hereof or for any other reason (other than Disability), the date specified in the Notice of Termination (which, in the case of a termination for Cause shall not be less than thirty
(30) days from the date such Notice of Termination is given); provided, however, that if within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, then the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, or by a binding arbitration award; and provided, further, that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Company will continue to pay you your full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary) and continue you as a participant in all compensation, benefit and insurance plans in which you were participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Subsection. Amounts paid under this Subsection are in addition to all other amounts due under this Agreement, and shall not be offset against or reduce any other amounts due under this Agreement and shall not be reduced by any compensation earned by you as the result of employment by another employer.

4.  Compensation Upon Termination or During Disability.
    ---------------------------------------------------

Following a Change in Control of the Company, you shall be entitled to the following benefits during a period of Disability, or upon termination of your employment, as the case may be, provided that such period or termination occurs either within two (2) years after the occurrence of the events described in
Section 2 constituting a Change in Control of the Company shall have occurred, or during the extended term of this Agreement, whichever is later.

          (i) Disability - During any period that you fail to perform your full-
              ----------
time duties with the Company as a result of incapacity due to physical or mental illness, you shall continue to receive your base salary at the rate in effect at the commencement of any such period, until this Agreement is terminated pursuant to Section 3(ii) hereof. Thereafter, or in the event your employment shall be terminated by reason of your death, your benefits shall be determined under the Company's retirement, insurance, disability and other compensation programs then in effect in accordance with the terms of such programs.

          (ii) For Cause - If your employment shall be terminated by the Company
               ---------
for Cause, the Company shall pay you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which you are entitled under any compensation plan of the Company at the time such payments are due, and the Company shall have no further obligations to you under this Agreement.

          (iii) Other Termination - If your employment by the Company shall be
                -----------------
terminated by the Company other than for Cause or Disability, then you shall be entitled to the benefits provided below:

          (a) Payment of Compensation - no later than the fifth day following
              -----------------------
the Date of Termination, the Company shall pay to you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which you are entitled under any incentive, bonus or other compensation plan of the Company, at the time such payments are due;

          (b) Severance Payments - in lieu of any further salary payments to you
              ------------------
for periods subsequent to the Date of Termination, the Company shall pay as severance pay to you, at the time specified in Subsection (iv) hereof, a lump sum severance payment (together with the payments provided in paragraph (c), below, the "Severance Payments") equal to two, or if less, the number of years, including fractional years, from the Date of Termination until you reach age 65 times the sum of (1) your annual salary rate as in effect as of the Date of Termination or immediately prior to the change in control of the Company, whichever is greater, and (2) one-half of the sum of the amounts awarded to you under the applicable incentive plan and bonus plans in respect of each of the two calendar years preceding that in which occurs the Date of Termination or that in which occurs the change in control, whichever is greater;

          (c) Payment of Bonuses and Incentive Compensation - in lieu of any
              ---------------------------------------------
payments under the Executive Incentive Plan or other bonus plan in effect for the year in which your Date of Termination occurs, the Company shall pay you, at the time specified in Subsection (iv) hereof, a pro rata portion of all contingent awards granted under such plans for all uncompleted periods, assuming for this purpose that the amount of each award that would have been paid upon
completion of such period would at least equal the   average of the payments
from the Executive Incentive Plan for the previous two (2) years, and basing such pro rata portion upon the portion of the award period that has elapsed as of the Date of Termination;

          (d) Retirement Benefits - in addition to the retirement benefits to
              -------------------
which you are entitled under the Retirement Plan of Koppers Industries, Inc. and Subsidiaries for Salaried Employees (the "Qualified Plan") and the Company's "excess benefit plan" (the "Supplemental Plan") or any successor plans thereto, lump sum payment equal to the excess of (1) over (2), where (1) equals the sum of (A) the aggregate retirement pension to which you would have been entitled under the terms of the Qualified Plan (without regard to any amendment to the Qualified Plan made subsequent to the Change in Control of the Company, which amendment adversely affects in any manner the computation of retirement benefits under such plan), determined as if you had accumulated thereunder two (2) additional years of Credited Service or such lesser number of years of Credited Service, including fractional years, to your 65th birthday (after any Termination pursuant to Section 3) at your rate of Annual Salary in effect on the Date of Termination, and (B) the retirement pension to which you would have been entitled under the terms of the Supplemental Plan, determined as if you had accumulated thereunder two (2) additional Years of Service or such lesser number of Years of Service, including fractional years, to your 65th birthday (after any Termination pursuant to Section 3) at your rate of Annual Salary in effect on the Date of Termination; and where (2) equals the sum of (A) the aggregate retirement pension to which you are entitled pursuant to the provisions of the Qualified Plan, and (B) the retirement pension to which you are entitled pursuant to the provisions of the Supplemental Plan. The supplemental pension benefit determined under the paragraph (d) shall be payable to the Company in a lump sum payment using the discount specified in the Qualified Plan. Benefits hereunder which commence prior to age 60 with 25 years of service, or age 55 with 10 years of service, shall be actuarially reduced to reflect early commencement in accordance with the terms of any such Plan or Plans. All defined terms used in this paragraph (d) shall have the same meaning as in the Qualified Plan, unless otherwise defined herein or otherwise required by the context;

          (e) Legal Fees and Expenses - the Company shall pay to you all
              -----------------------
reasonable legal fees and expenses incurred by you as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement), unless the decision-maker in any proceeding, contest or dispute arising hereunder makes a formal finding that you did not have a reasonable basis for instituting contest or dispute such proceeding; and

          (f) Continuation of Benefits - for a twenty-four (24) month period or
              ------------------------
for the term of this Agreement, whichever is later, or such lesser period to your 65th birthday after such termination, the Company shall arrange to provide you with life, disability, accident and group health insurance benefits substantially similar to those which you were receiving immediately prior to the Notice of Termination. Benefits otherwise receivable by you pursuant to this paragraph (f) shall be reduced to the extent comparable benefits are actually received by you during the twenty-four (24) month period following your termination, and any such benefits actually received by you shall be reported to the Company.

          (iv) Except as provided in Subsection (vi) hereof, the payments provided for in Subsections (iii) (b) and (c), above, shall be made not later than the fifth day following the Date of Termination; provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to you on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in section 1274(b)(2)(B) of the Internal Revenue Code as amended (the "Code")) as soon as the amount thereof can be determined but in no event later than the thirtieth day after the Date of Termination. in the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to you, payable on the fifth day after demand by the Company (together with interest at the rate provided in section 1274(b)(2)(B) of the Code).

          (v) Except as provided in Subsection (iii)(f) hereof, you shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 4 be reduced by any compensation earned by you as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by you to the Company, or otherwise.

          (vi) Notwithstanding the provisions of this Section 4,in no event shall the aggregate present value of "parachute payments" as defined in Section 280G of the Code, exceed three times your "base amount", as defined in Section 280G(b)(3) of the Code. If the preceding limitation is exceeded, then your payments and benefits in this Section 4 shall be reduced to the extent necessary to cause the total payments and "parachute payments" to comply with the limitation.

5.  Successors; Binding Agreement.(i) The Company will require any successor
    -----------------------------
(whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation from the Company in the same amount and on the same terms to which you would be entitled hereunder if you elect to terminate your employment following a Change in Control of the Company, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          (ii) This Agreement shall inure to the benefit of and be enforceable by you and your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder had you continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to our devisee, legatee or other designee or, if there is no such designee, to your estate.

6.  Notice. For the purpose of this Agreement, notices and all other
    -------
communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notice to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

7.  Miscellaneous. No provision of this Agreement may be modified, waived or
    --------------
discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania without regard to its conflicts of law principles. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of the Company under Section 4 shall survive the expiration of the term of this Agreement.

8.  Validity. The invalidity or unenforceability of any provision of this
    ---------
Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

9.  Counterparts. This Agreement may be executed in several counterparts, each
    -------------
of which shall be deemed to be an original but all of which together will constitute one and the same instrument.


10.  Arbitration.
     -----------

          10.1.  Dispute Resolution.  If a dispute or controversy arises under
                 ------------------
or in connection with this Agreement, the parties agree first to try in good faith to settle the dispute or controversy. Any party may initiate the negotiation process by written notice to the others, identifying the dispute or controversy and the desire for negotiation. If the parties have not resolved the dispute or controversy by direct negotiations within thirty (30) days of such notice, any party may initiate arbitration as herein provided. All disputes or controversies arising under or in connection with this Agreement which are not resolved by negotiation shall be decided by arbitration before a single arbitrator selected by agreement of the parties, and judgment upon the award or decision of the arbitrator may be entered and enforced in any court of competent jurisdiction. It is specifically intended by the parties that any equitable relief granted by an arbitrator may be enforced in any court of competent jurisdiction. The forum of such arbitration shall be in Pittsburgh, Pennsylvania to the exclusion of all other jurisdictions. In the event that the parties cannot agree upon the selection of an arbitrator, the parties agree that the American Arbitration Association in Pittsburgh, Pennsylvania will select the arbitrator.

          10.2.  Arbitration Procedures.  The arbitrator shall decide the
                 ----------------------
dispute or controversy in accordance with the following procedures:

          (a) Within ten (10) days of the selection of an arbitrator, each party shall submit to the arbitrator its written position (the "Initial Submission") provided that neither memorandum of position shall exceed 10 pages, double
--------
spaced plus such other documentary evidence as the parties deem necessary. In connection with the Initial Submission, neither of the parties may submit (and the arbitrator may not accept) any additional documentation (including affidavits).

          (b) Within ten (10) days of the delivery of the Initial Submission, each party may submit to the arbitrator and the other party a reply memorandum (the "Reply Submission"), provided that neither reply memorandum shall exceed 5
                          --------
pages, double spaced. In connection with the Reply Submission, neither of the parties may submit (and the arbitrator may not accept) any additional documentation (including affidavits).

          (c) Within ten (10) days of the expiration of the period for the delivery of the Reply Submission, the arbitrator, if he or she deems it necessary or advisable, may call a hearing which may be by telephone conference (the "Hearing"). At any Hearing, the arbitrator may ask representatives and counsel for the parties' questions with respect to the issue to be decided and positions of the parties. In connection with the Hearing, neither of the parties may offer (and the arbitrator may not accept) any testimony or additional documentation (including affidavits).

          (d) Within seven (7) days after the later to occur, if such is to occur, of (a) the Hearing or (b) the Reply Submission, the arbitrator shall render his or her position.

          (e) The arbitrator shall promptly notify the parties in writing of the decision, together with the amount of any dispute resolution costs arising with respect thereto (the "Notice of Decision"). The Notice of Decision need not contain an explanation of the decision or grounds therefor.

          (f) The decision of the arbitrator shall be final, binding and not subject to appeal.

          (g) All dispute resolution costs, which shall include any fee for the arbitrator for services rendered shall be borne equally by the parties. Each party is to pay its own counsel fees and expenses.

11.  Entire Agreement. This Agreement sets forth the entire agreement of the
     -----------------
parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and canceled.

          If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter, which will then constitute our agreement on this subject.

                                             Sincerely,

                                             KOPPERS INDUSTRIES, INC.



                                             By___________________________
                                             Name :
                                             Title:

Agreed to this ______
day of ________ , 1997.


_____________________
Name: